                                                                    EXHIBIT 4.03

                                                                [EXECUTION COPY]


================================================================================




                         PANHANDLE EASTERN CORPORATION

                               doing business as

                                 PANENERGY CORP


                      ___________________________________

                                  $400,000,000


                                CREDIT AGREEMENT
                              (FIVE YEAR FACILITY)

                          dated as of January 31, 1996


                      ___________________________________


                                 CHEMICAL BANK
                            as Administrative Agent

================================================================================

                               TABLE OF CONTENTS

                                                                                                                      Page
                                                                                                                      ----
SECTION 1.       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1     Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2     Other Definitional Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

SECTION 2.       AMOUNTS AND TERMS OF LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.1     Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.2     Revolving Credit Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.3     Procedure for Revolving Credit Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.4     Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.5     Issuance of Commercial L/Cs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.6     Issuance of Standby L/Cs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         2.7     Participating Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         2.8     Procedure for Opening Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         2.9     Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         2.10    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.11    Obligations Absolute . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.12    Letter of Credit Application . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         2.13    Competitive Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         2.14    Competitive Loan Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         2.15    Procedure for Competitive Loan Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         2.16    Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

SECTION 3.       INTEREST RATE PROVISIONS, FEES, CONVERSIONS AND PAYMENTS . . . . . . . . . . . . . . . . . . . . . .  27
         3.1     Interest Rates and Payment Dates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         3.2     Facility and Other Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         3.3     Letter of Credit Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         3.4     Computation of Interest and Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         3.5     Optional Prepayments of Revolving Credit Loans . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         3.6     Reduction of Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         3.7     Pro Rata Treatment and Payments; Lending Offices . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         3.8     Capital Adequacy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         3.9     Failure by Lenders to Make Funds Available . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         3.10    Conversion Options for Loans; Minimum Amount of Loans  . . . . . . . . . . . . . . . . . . . . . . .  33
         3.11    Inability to Determine Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         3.12    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         3.13    Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         3.14    Requirements of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         3.15    Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         3.16    Lenders' Obligation to Mitigate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         3.17    Replacement of Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38



                                                                                                                      Page
                                                                                                                      ----
SECTION 4.       CONDITIONS OF LENDING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         4.1     Conditions to the Initial Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         4.2     Conditions to All Loans and All Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . .  39

SECTION 5.       REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         5.1     Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         5.2     Corporate Existence; Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         5.3     Corporate Power; Authorization; Enforceable Obligations  . . . . . . . . . . . . . . . . . . . . . .  41
         5.4     No Legal Bar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         5.5     No Material Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         5.6     Margin Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         5.7     ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         5.8     Environmental Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         5.9     Investment Company Act, Public Utility Holding Company Act . . . . . . . . . . . . . . . . . . . . .  43

SECTION 6.       AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         6.1     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         6.2     Certificates; Other Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         6.3     Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         6.4     Maintenance of Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         6.5     Maintenance of Property; Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         6.6     Inspection of Property; Books and Records; Discussions . . . . . . . . . . . . . . . . . . . . . . .  45
         6.7     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

SECTION 7.       NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         7.1     Maintenance of Consolidated Indebtedness to Consolidated Capitalization Percentage Ratio of the
                 Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         7.2     Limitation on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         7.3     Consolidation, Merger, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         7.4     Principal Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         7.5     Lines of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         7.6     Asset Sales  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

SECTION 8.       EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

SECTION 9.       THE ADMINISTRATIVE AGENT AND THE ISSUING LENDERS . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         9.1     Appointment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         9.2     Delegation of Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         9.3     Exculpatory Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         9.4     Reliance by Administrative Agent and the Issuing Lenders . . . . . . . . . . . . . . . . . . . . . .  51
         9.5     Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         9.6     Non-Reliance on Administrative Agent, Issuing Lenders and Other Lenders  . . . . . . . . . . . . . .  52
         9.7     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52


                                                                                                                      Page
                                                                                                                      ----
         9.8     Administrative Agent and Issuing Lenders in Their Individual Capacities  . . . . . . . . . . . . . .  53
         9.9     Successor Administrative Agent and Issuing Lenders . . . . . . . . . . . . . . . . . . . . . . . . .  53

SECTION 10.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         10.1    Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         10.2    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         10.3    No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         10.4    Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         10.5    Payment of Expenses and Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         10.6    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         10.7    Participations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         10.8    Assignments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         10.9    Transfers of Competitive Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         10.10   Register, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         10.11   Adjustments; Set-Off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         10.12   Existing Facilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         10.13   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         10.14   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         10.15   Submission to Jurisdiction; Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         10.16   Limitation of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         10.17   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63


SCHEDULES

         1    Lending Offices
         2    Commitments
         3    Excluded Sales of Assets



EXHIBITS

         A       Form of Competitive Loan Confirmation
         B       Form of Competitive Loan Offer
         C       Form of Competitive Loan Request
         D       Form of Letter of Credit Participation
                   Certificate
         E       Form of Revolving Credit Note
         F-1     Form of Grid Competitive Loan Note
         F-2     Form of Individual Competitive Loan Note
         G       Form of Opinion of Sullivan & Cromwell
         H       Form of General Counsel's Opinion
         I       Form of Commitment Transfer Supplement

                                CREDIT AGREEMENT
                              (FIVE YEAR FACILITY)
                          Dated as of January 31, 1996


          PANHANDLE EASTERN CORPORATION, a Delaware corporation doing business as PanEnergy Corp (the "Company"), the several financial institutions from time to time parties to this Agreement (collectively, the "Lenders" and individually, a "Lender") and CHEMICAL BANK, a New York banking corporation ("Chemical"), as Administrative Agent, do hereby agree as follows:


          SECTION 1.  DEFINITIONS

          1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

          "ABR Loans": Revolving Credit Loans at such time as they are made and/or are being maintained at a rate of interest based upon the Alternate Base Rate.

          "Adjusted CD Rate": with respect to each day during an Interest Period for CD Rate Loans, a rate per annum determined for such day in accordance with the following formula (rounded upward, if necessary, to the next higher 1/100 of 1%):

                        CD Rate               + Assessment Rate
               ----------------------------
               1.00-CD Reserve Requirements

          "Administrative Agent": Chemical, in its capacity as administrative agent for the Lenders hereunder and its successors and assigns in such capacity.

          "Administrative Agent's Office": the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "Affiliate": of any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agreement": this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "AGTCO":  Algonquin Gas Transmission Company, a Delaware corporation.

          "Alternate Base Rate": for any day, a rate per annum (rounded upward, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day or (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chemical as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chemical in connection with extensions of credit to debtors); and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If the Administrative Agent shall have determined that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof (which determination shall be prima facie evidence of such inability), the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Facility Fee Percentage": on any date, the applicable percentage set forth below based upon the ratings applicable on such date to the Company's senior, unsecured, non-credit-enhanced long-term indebtedness for borrowed money ("Index Debt"):

                                                         Percentage
                                                         ----------
CATEGORY 1
Rating
  A- or higher by S&P
  A3 or higher by Moody's                                    .09%

CATEGORY 2
Rating
  BBB+ by S&P
  Baa1 by Moody's                                           .125%

CATEGORY 3
Rating
  BBB by S&P
  Baa2 by Moody's                                            .15%


                                                        Percentage
                                                        ----------
CATEGORY 4
Rating
  BBB- by S&P
  Baa3 by Moody's                                            .20%

CATEGORY 5
Rating
  BB+ or lower by S&P
  Ba1 or lower by Moody's                                   .275%


For purposes of the foregoing, (i) if the ratings for Index Debt established or deemed to have been established by S&P and Moody's shall fall within different Categories, the Applicable Facility Fee Percentage shall be determined by reference to the numerically lower of such Categories (i.e., the Category corresponding to the higher rating); (ii) if S&P or Moody's shall not have in effect a rating for Index Debt (other than for a reason not related to the creditworthiness of the Company or to any act or failure to act on the part of the Company, or because such rating agency shall no longer be in the business of rating corporate debt obligations), then the rating of such agency shall be deemed to fall within Category 5; and (iii) if any rating established or deemed to have been established by S&P or Moody's shall be changed (other than as a result of a change in the rating system of S&P or Moody's), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Facility Fee Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P or Moody's shall change, or if either such rating agency shall no longer have in effect a rating for Index Debt (other than for one of the reasons referred to in clause (ii) above), the Company and the Lenders, acting through the Administrative Agent, shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or the non-availability of ratings from such rating agency.

          "Applicable Index Rate": in respect of any Index Rate Competitive Loan of a specified maturity requested pursuant to an Index Rate Competitive Loan Request, the London interbank offered rate for deposits in Dollars for the period commencing on the date of such Index Rate Competitive Loan and ending on the maturity date thereof which appears on Telerate Page 3750 as of 11:00 A.M., London time, two Working Days prior to the beginning of such period.

          "Applicable L/C Fee Percentage": on any date, the applicable percentage set forth below based upon the ratings applicable on such date to the Index Debt:

                                                         Percentage
                                                         ----------
CATEGORY 1
Rating
  A- or higher by S&P
  A3 or higher by Moody's                                   .185%

CATEGORY 2
Rating
  BBB+ by S&P
  Baa1 by Moody's                                            .20%

CATEGORY 3
Rating
  BBB by S&P
  Baa2 by Moody's                                           .225%

CATEGORY 4
Rating
  BBB- by S&P
  Baa3 by Moody's                                            .25%

CATEGORY 5
Rating
  BB+ or lower by S&P
  Ba1 or lower by Moody's                                    .35%

For purposes of the foregoing, (i) if the ratings for Index Debt established or deemed to have been established by S&P and Moody's shall fall within different Categories, the Applicable L/C Fee Percentage shall be determined by reference to the numerically lower of such Categories (i.e., the Category corresponding to the higher rating); (ii) if S&P or Moody's shall not have in effect a rating for Index Debt (other than for a reason not related to the creditworthiness of the Company or to any act or failure to act on the part of the Company, or because such rating agency shall no longer be in the business of rating corporate debt obligations), then the rating of such rating agency shall be deemed to fall within Category 5; and (iii) if any rating established or deemed to have been established by S&P or Moody's shall be changed (other than as a result of a change in the rating system of S&P or Moody's), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable L/C Fee Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P or Moody's shall change, or if either such rating agency shall no longer have in effect a rating for Index Debt (other than for one of the reasons referred to in clause (ii) above), the Company and the

Lenders, acting through the Administrative Agent, shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or the non-availability of ratings from such rating agency.

          "Applicable Margin": on any date, for CD Rate Loans and Eurodollar Loans, the applicable percentage set forth below based upon the ratings applicable on such date to the Index Debt:

                                                                            EURODOLLAR
                                             CD RATE LOAN                      LOAN
                                              Percentage                    Percentage
                                             ------------                   ----------
CATEGORY 1
Rating
  A- or higher by S&P
  A3 or higher by Moody's                        .31%                         .185%

CATEGORY 2
Rating
  BBB+ by S&P
  Baa1 by Moody's                               .325%                          .20%

CATEGORY 3
Rating
  BBB by S&P
  Baa2 by Moody's                                .35%                         .225%

CATEGORY 4
Rating
  BBB- by S&P
  Baa3 by Moody's                               .375%                          .25%

CATEGORY 5
Rating
  BB+ or lower by S&P
  Ba1 or lower by Moody's                       .475%                          .35%

For purposes of the foregoing, (i) if the ratings for Index Debt established or deemed to have been established by S&P and Moody's shall fall within different Categories, the Applicable Margin shall be determined by reference to the numerically lower of such categories (i.e., the Category corresponding to the higher rating); (ii) if S&P or Moody's shall not have in effect a rating for Index Debt (other than for a reason not related to the creditworthiness of the Company or to any act or failure to act on the part of the Company, or because such rating agency shall no longer be in the business of rating corporate debt obligations), then the rating of such rating agency shall be deemed to fall within Category 5; and (iii) if any rating for Index Debt established or deemed to have been established by S&P or Moody's shall be changed (other than as a result of a change in the rating system of S&P or Moody's), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P or Moody's shall change, or if either such rating agency shall no longer have in effect a rating for Index Debt (other than for one of the reasons referred to in clause (ii) above), the Company and the Lenders, acting through the Administrative Agent, shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or the non-availability of ratings from such rating agency.

          "Assessment Rate": for each Interest Period for CD Rate Loans, the net annual assessment rate (rounded upward, if necessary, to the next higher 1/100 of 1%) estimated by Chemical at the beginning of such Interest Period to be the current annual assessment rate payable by Chemical to the Federal Deposit Insurance Corporation (or any successor) for insuring time deposits made in Dollars at offices of Chemical in the United States.

          "Asset Sale": any sale, transfer, lease or other disposition of any property or asset of the Company or any Subsidiary of the Company except a sale, transfer, lease or other disposition (a) of cash, (b) of temporary cash investments, (c) of trade receivables or other rights to receive money (whether absolute or contingent, or matured or unmatured), (d) of inventories of gas and materials and supplies other than (i) in connection with a sale, transfer, lease or other disposition of property, plant and equipment or (ii) for the primary purpose of financing the purchase, storage or transportation of such gas or materials and supplies by the Company or a Subsidiary of the Company,
(e) by the Company to a Subsidiary of the Company or by a Subsidiary of the Company to the Company or to another Subsidiary of the Company (but if the sale, transfer, lease or other disposition is by one of the Principal Subsidiaries, then only to another of the Principal Subsidiaries), (f) of other assets in the ordinary course of business or (g) of other assets listed on
Schedule 3 hereto.

          "Borrowing Date": any Business Day or Working Day, as applicable, specified in a notice pursuant to subsection 2.3, 2.5, 2.6 or 2.15 as a date on which the Lenders are to make Loans or an Issuing Lender is to issue a Letter of Credit pursuant to such notice.

          "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to close.

          "Capital Lease": as to any Person, (a) any lease of property, real or personal, the obligations under which are capitalized on a balance sheet of such Person and (b) any other such lease to the extent that the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

          "Cash Equivalents": (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's; (iv) certificates of deposit or banker's acceptances maturing within one year from the date of acquisition thereof issued by (x) any Lender, (y) any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000 or (z) any bank which has a short-term commercial paper rating meeting the requirements of clause (iii) above (any such Lender or bank, a "Qualifying Lender"); (v) eurodollar time deposits having a maturity of less than one year purchased directly from any Lender (whether such deposit is with such Lender or any other Lender hereunder) or issued by any Qualifying Lender; and (vi) repurchase agreements and reverse repurchase agreements with a term of not more than one year with any Qualifying Lender relating to marketable direct obligations issued or unconditionally guaranteed by the United States.

          "CD Rate": with respect to each day during an Interest Period for CD Rate Loans, the rate per annum equal to the average (rounded upward, if necessary, to the next higher of 1/100 of 1%) of the respective rates notified to the Administrative Agent by each of the Reference Lenders as the average rate per annum bid by New York certificate of deposit dealers of recognized standing for the purchase at face value from the Reference Lenders of their certificates of deposit in The City of New York at or about 10:00 A.M., New York City time, on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the CD Rate Loans of such Reference Lender to be outstanding during such Interest Period.

          "CD Rate Loans": Revolving Credit Loans at such time as they are made and/or are being maintained at a rate of interest based upon the Adjusted CD Rate.

          "CD Reserve Requirements": with respect to any day during an Interest Period for CD Rate Loans, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirement for a member bank of the Federal Reserve System in The City of New York with deposits exceeding $1,000,000,000 in respect of new non-personal time deposits in Dollars in The City of New York having a maturity comparable to such Interest Period and in an amount of $100,000 or more.

          "Chemical":  Chemical Bank.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Commercial L/C": a commercial letter of credit in a face amount of not less than $500,000, payable in Dollars, issued by an Issuing Lender in accordance with subsections 2.4 and 2.5 for the account of the Company for the purchase of goods in the ordinary course of business, in which the Participating Lenders participate pursuant to subsection 2.7.

          "Commercial L/C Application":  as defined in subsection 2.5(a).

          "Commitments":  as defined in subsection 2.1(a).

          "Commitment Percentage": as to any Lender, the percentage of the aggregate Commitments constituted by such Lender's Commitments (or, at any time after the Commitments shall have expired or terminated, the ratio, expressed as a percentage, which the aggregate principal amount of such Lender's Loans then outstanding bears to the aggregate principal amount of all Loans then outstanding).

          "Commitment Transfer Supplement":  as defined in subsection 10.8.

          "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA.

          "Company": Panhandle Eastern Corporation, a Delaware corporation, doing business as PanEnergy Corp.

          "Competitive Loan":  each loan made pursuant to subsection 2.13.

          "Competitive Loan Assignee":  as defined in subsection 10.9(a).

          "Competitive Loan Assignment": any assignment by a Competitive Loan Lender to a Competitive Loan Assignee of a Competitive Loan and related Individual Competitive Loan Note; any such Competitive Loan Assignment to be registered in the Register must set forth, in respect of the Competitive Loan Assignee thereunder, the full name of such Competitive Loan Assignee, its address for notices, its lending office address (in each case with telephone and facsimile transmission numbers) and payment instructions for all payments to such Competitive Loan Assignee, and must contain an agreement by such Competitive Loan Assignee to comply with the provisions of subsections 3.12,
3.16 and 10.9.

          "Competitive Loan Borrowing Period": the period from and including the Effective Date until the date which is seven days prior to the Termination Date or, if earlier, the date on which the Commitments shall terminate as provided herein.

          "Competitive Loan Confirmation": each confirmation by the Company of its acceptance of Competitive Loan Offers, which Competitive Loan Confirmation shall be substantially in the form of Exhibit A and shall be delivered to the Administrative Agent in writing or by facsimile transmission.

          "Competitive Loan Lender": each Lender that has agreed to offer to make Competitive Loans hereunder.

          "Competitive Loan Maturity Date": as to any Competitive Loan, the date specified by the Company pursuant to subsection 2.15(d)(ii) in its acceptance of the related Competitive Loan Offer.

          "Competitive Loan Note": a Grid Competitive Loan Note or an Individual Competitive Loan Note.

          "Competitive Loan Offer": each offer of a Competitive Loan Lender to make Competitive Loans pursuant to a Competitive Loan Request, which Competitive Loan Offer shall contain the information specified in Exhibit B and shall be delivered to the Administrative Agent by telephone, immediately confirmed by facsimile transmission.

          "Competitive Loan Request": each request by the Company for Competitive Loan Lenders to submit bids to make Competitive Loans, which request shall contain the information in respect of such requested Competitive Loans specified in Exhibit C and shall be delivered to the Administrative Agent in writing or by facsimile transmission, or by telephone, immediately confirmed by facsimile transmission.

          "Consolidated Capitalization": at a particular date, the sum of (a) Consolidated Net Worth at such date, (b) the amount of Consolidated Indebtedness at such date and (c) the aggregate amounts payable upon involuntary liquidation (other than accrued dividends) to holders of shares of any classes of preferred stock (other than preferred stock subject to mandatory redemption or repurchase) of the Company and its Subsidiaries at such date.

          "Consolidated Indebtedness": at a particular date, all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Worth": at a particular date, all amounts which would be included under common stockholders' equity on a consolidated balance sheet of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "Consolidated Tangible Assets": at a particular date, the total assets appearing on the consolidated balance sheet of the Company and its consolidated Subsidiaries most recently delivered to each Lender pursuant to subsection 5.1, 6.1(a) or 6.1(b), as the case may be, less intangible assets. As used herein "intangible assets" means the value (net of applicable reserves) as shown on or reflected in such balance sheet of goodwill, deferred charges, patents and trademarks.

          "Contractual Obligations": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

          "Credit Availability Amount": at any time, (a) the then aggregate amount of the Commitments less (b) the then Extensions of Credit.

          "Credit Documents":  as defined in subsection 9.1.

          "Credit Exposure":  as defined in subsection 10.7.

          "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

          "Determining Lenders": (a) Lenders whose Commitment Percentages aggregate at least 40% and (b) after the Commitments have expired or terminated, Lenders whose outstanding Loans represent in the aggregate at least 40% of all outstanding Loans.

          "Dollars" and "$": the lawful currency of the United States of America.

          "Domestic Lending Office": initially, the office of each Lender designated as such and set forth on Schedule 1, and thereafter, such other office of such Lender, if any, of which such Lender shall notify the Administrative Agent and the Company in writing.

          "Effective Date": the earliest date (but not later than March 31, 1996) on which all of the conditions precedent to the initial Loans set forth in Section 4 shall have occurred (or shall have been waived in accordance with subsection 10.1).

          "ERISA":  as defined in subsection 5.7.

          "Eurocurrency Reserve Requirements": with respect to each day during an Interest Period for Eurodollar Loans, the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitations, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System.

          "Eurodollar Base Rate": with respect to each day during an Interest Period for Eurodollar Loans, the rate per annum equal to the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates notified to the Administrative Agent by each of the Reference Lenders as the rate at which its Eurodollar Lending Office is offered Dollar deposits two Working Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted at or about 10:00 A.M., New York City time, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Loans of such Reference Lender to be outstanding during such Interest Period.

          "Eurodollar Lending Office": initially, the office of each Lender designated as such and set forth on Schedule 1, and thereafter, such other office of such Lender, if any, of which such Lender shall notify the Administrative Agent and the Company in writing.

          "Eurodollar Loans": Revolving Credit Loans at such time as they are made and/or are being maintained at a rate of interest based upon the Eurodollar Rate.

          "Eurodollar Rate": with respect to each day during an Interest Period for Eurodollar Loans, a rate per annum determined for such day in accordance with the following formula (rounded upward, if necessary, to the next higher 1/16 of 1%):

                         Eurodollar Base Rate
               ----------------------------------------
               1.00 - Eurocurrency Reserve Requirements

          "Event of Default": any of the events specified in Section 8; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

          "Exchange Act":  the Securities Exchange Act of 1934, as amended.

          "Existing Facilities": (a) the Credit Agreement, dated as of December 1, 1994, among the Company, the financial institutions parties thereto and Chemical Bank, as administrative agent, (b) the Credit Agreement, dated as of December 1, 1994, among TETCO, the financial institutions parties thereto and Chemical Bank, as administrative agent, and (c) the Credit Agreement, dated as of December 1, 1994, among PEPL, the financial institutions parties thereto and Chemical Bank, as administrative agent.

          "Extensions of Credit": at any particular time, the sum of (a) the aggregate principal amount of Loans then outstanding and (b) the aggregate Letter of Credit Obligations (excluding interest, fees and indemnities thereon) then outstanding.

          "Facility Fee":  as defined in subsection 3.2(a).

          "Fixed Rate Competitive Loan Request": any Competitive Loan Request requesting the Competitive Loan Lenders to offer to make Fixed Rate Competitive Loans.

          "Fixed Rate Competitive Loans": Competitive Loans the rate of interest applicable to which is equal to a fixed percentage rate per annum specified by the Competitive Loan Lender making such Loan in its Competitive Loan Offer (as opposed to a rate composed of the Applicable Index Rate plus or minus a margin).

          "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Grid Competitive Loan Notes":  as defined in subsection 2.14(a).

          "Indebtedness": of a Person, at a particular date, the sum (without duplication) at such date of (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable as obligor or arising under any conditional sales contract or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (b) obligations of such Person under Capital Leases, (c) the face amount available or to be available to be drawn under all letters of credit issued for the account of such Person (excluding any amount relating to Indebtedness included in the definition of Indebtedness under another clause of this definition) and, without duplication, the unreimbursed amount of all drafts drawn thereunder, (d) any obligations (in the nature of principal or interest) of such Person in respect of acceptances or similar obligations issued or created for the account of such Person, (e) Indebtedness referred to in clause (a), (b), (c) or (d) above or (f) or (g) below secured by any Lien on any property or asset owned or held by such Person regardless of whether the Indebtedness secured thereby shall have been assumed by or is a primary liability of such Person (but in any event not exceeding the fair market value of such property or asset), (f) all direct guarantees by such Person of Indebtedness referred to in clause (a), (b), (c), (d) or (e) above of another Person and (g) all amounts payable in connection with mandatory redemptions or repurchases of preferred stock of such Person.

          "Index Debt": as defined in the definition of "Applicable Facility Fee Percentage".

          "Index Rate Competitive Loans": Competitive Loans bearing interest at a rate equal to the Applicable Index Rate plus or minus a margin bid.

          "Index Rate Competitive Loan Request": any Competitive Loan Request requesting the Competitive Loan Lenders to offer to make Index Rate Competitive Loans.

          "Individual Competitive Loan Notes":  as defined in subsection
2.14(b).

          "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such ABR Loan is outstanding, commencing on March 31, 1996, and each date principal is due with respect to such ABR Loan; (b) as to any Eurodollar Loan in respect of which the Company has selected an Interest Period of one, two or three months and any CD Rate Loan in respect of which the Company has selected an Interest Period of 30, 60 or 90 days, the last day of such Interest Period; (c) as to any Eurodollar Loan and any CD Rate Loan in respect of which the Company has selected a longer Interest Period than the periods described in clause (b), the last day of each March, June, September and December falling within such Interest Period and the last day of such Interest Period; (d) as to any Fixed Rate Competitive Loan, each interest payment date specified by the Company for such Loan in the related Competitive Loan Request (including, in any event, the Competitive Loan Maturity Date in respect of such Loan); and (e) as to any Index Rate Competitive Loan, (i) the Competitive Loan Maturity Date in respect of such Loan and (ii) each date (if any) occurring prior to such Competitive Loan Maturity Date which is three months, or a whole multiple thereof, after the Borrowing Date in respect of such Loan.

          "Interest Period":  (a)  with respect to any Eurodollar Loan:

           (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months (or nine or twelve months, to the extent funds are available for such nine- or twelve-month period) thereafter, as selected by the Company in its notice of borrowing as provided in subsection 2.3, or its notice of conversion as provided in subsection 3.10, as the case may be; and

          (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months (or nine or twelve months, to the extent funds are available for such nine- or twelve-month period) thereafter, as selected by the Company by irrevocable notice to the Administrative Agent not less than three Working Days prior to the last day of the then current Interest Period with respect to such Eurodollar Loan; and

          (b)  with respect to any CD Rate Loan:

           (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such CD Rate Loan and ending 30, 60, 90, 120 or 180 days (or 360 days, to the extent funds are available for such 360-day period) thereafter, as selected by the Company in its notice of borrowing as provided in subsection 2.3, or its notice of conversion as provided in subsection 3.10, as the case may be; and

          (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such CD Rate Loan and ending 30, 60, 90, 120 or 180 days (or 360 days, to the extent funds are available for such 360-day period) thereafter, as selected by the Company by irrevocable notice to the Administrative Agent not less than two Business Days prior to the last day of the then current Interest Period with respect to such CD Rate Loan.

          All of the foregoing provisions relating to Interest Periods are subject to the following:

          (A) if any Interest Period for Eurodollar Loans would otherwise end on a day which is not a Working Day, that Interest Period shall be extended to the next succeeding Working Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

          (B) if any Interest Period for CD Rate Loans would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day;

          (C) the Company shall have no right to elect an Interest Period which would extend beyond the Termination Date;

          (D) if the Company shall fail to give notice as provided above, the Company shall be deemed to have selected an ABR Loan to replace the affected Eurodollar Loans or CD Rate Loans;

          (E) any Interest Period for Eurodollar Loans that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Working Day of a calendar month;

          (F) the Company shall select Interest Periods so that there shall be no more than eight Tranches with respect to the Revolving Credit Loans in existence at any one time; and

          (G) for purposes of determining the availability of a nine- or twelve-month Interest Period for Eurodollar Loans, or a 360-day Interest Period for CD Rate Loans, such Interest Period shall be deemed available if (a) each of the Reference Banks quotes a rate to the Administrative Agent as provided in the definition of "Eurodollar Base Rate" or "CD Rate", as the case may be, and
(b) the Determining Lenders shall not have advised the Administrative Agent that the Eurodollar Rate or the Adjusted CD Rate, as the case may be, determined by the Administrative Agent on the basis of such quotes will not adequately and fairly reflect the cost to such Lenders of maintaining or funding their Eurodollar Loans or CD Rate Loans, as the case may be, for such Interest Period.

          "Issuing Lender": with respect to Letters of Credit, Chemical or such other Lenders as the Company may from time to time designate as an Issuing Lender (and which shall accept such designation) and notify the Administrative Agent of such designation, each in its capacity as issuer of such Letters of Credit.

          "L/C Participating Interest":  with respect to any Letter of Credit,
(a) in the case of the Issuing Lender, its interest in such Letter of Credit and the Letter of Credit Application relating thereto after giving effect to the granting of any participating interests therein pursuant to subsection 2.7 and (b) in the case of each Participating Lender, its undivided participating interest in such Letter of Credit and the Letter of Credit Application relating thereto.

          "Lenders": as defined in the preamble to this Agreement, which term includes Lenders originally executing this Agreement and, thereafter, from the date upon which the conditions referred to in subsection 10.8 are satisfied, the Purchasing Lenders.

          "Letter of Credit Applications": the collective reference to Commercial L/C Applications and Standby L/C Applications.

          "Letter of Credit Obligations": at any particular time, all liabilities of the Company with respect to Letters of Credit, whether or not any such liability is contingent, including without duplication, the sum of (a) the then outstanding Reimbursement Obligations plus (b) the then aggregate undrawn face amount of the Letters of Credit.

          "Letter of Credit Participation Certificate": a certificate in substantially the form of Exhibit D.

          "Letters of Credit": the collective reference to Commercial L/Cs and Standby L/Cs.

          "Lien": any mortgage, pledge, hypothecation, security interest, encumbrance, charge or lien (statutory or otherwise) (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing) or the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing.

          "Loan": any Revolving Credit Loan or Competitive Loan made pursuant to this Agreement.

          "Moody's":  Moody's Investors Service, Inc.

          "Note":  any Revolving Credit Note or Competitive Loan Note.

          "Obligations": the unpaid principal amount of, and interest on, the Notes and all other obligations and liabilities of the Company to the Administrative Agent and the Lenders (including, without limitation, Reimbursement Obligations), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with this Agreement, whether on account of principal, interest, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent) or otherwise.

          "Participants":  as defined in subsection 10.7.

          "Participating Lender": each Lender (other than the Issuing Lender), with respect to its L/C Participating Interest in each Letter of Credit.

          "PENGC":  PanEnergy Natural Gas Corporation, a Delaware corporation.

          "PEPL":  Panhandle Eastern Pipe Line Company, a Delaware corporation.

          "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "PES":  PanEnergy Services, Inc., a Delaware corporation.

          "Principal Subsidiaries":  TETCO, PEPL, AGTCO, PENGC and PES.

          "Purchasing Lender":  as defined in subsection 10.8.

          "Reference Lenders": Chemical, Morgan Guaranty Trust Company of New York and NationsBank of Texas, N.A.

          "Refunding Extension of Credit": Loans or issuances of Letters of Credit hereunder which, after application of the proceeds thereof, result in no net increase in the aggregate outstanding Extensions of Credit with respect to any Lender.

          "Register":  as defined in subsection 10.10.

          "Reimbursement Obligation": the obligation of the Company to reimburse an Issuing Lender in accordance with the terms of this Agreement and the related Letter of Credit Application for any payment made by an Issuing Lender under any Letter of Credit.

          "Required Lenders": (a) Lenders whose Commitment Percentages aggregate at least 50.1% and (b) after the Commitments have expired or terminated, Lenders whose outstanding Loans represent in the aggregate at least 50.1% of all outstanding Loans.

          "Requirements of Law": as to any Person, the articles or certificate of incorporation and bylaws (or other organizational or governing documents) of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer": as to any Person, the chief executive officer, president or any vice-president of such Person or, with respect to financial matters, the chief financial officer, treasurer or controller or any assistant treasurer, of such Person or any other officer authorized by such Person to deliver documents with respect to financial matters pursuant to this Agreement. Unless otherwise qualified, all references to a "Responsible Officer" in this Agreement shall refer to a Responsible Officer of the Company.

          "Revolving Credit Loans":  as defined in subsection 2.1(a)

          "Revolving Credit Notes":  as defined in subsection 2.2.

          "S&P":  Standard & Poor's Ratings Group.

          "SEC Reports": the Company's (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995.

          "Significant Subsidiary": any Subsidiary of the Company that, in terms of total assets or the investment therein, would be a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Act of 1933 and the Exchange Act.

          "Standby L/C": an irrevocable letter of credit in a face amount of not less than $500,000, payable in Dollars, issued in accordance with subsections 2.4 and 2.6 by an Issuing Lender in Dollars for the account of the Company in respect of obligations of the Company and its Subsidiaries incurred pursuant to contracts made or performances undertaken or to be undertaken or like matters relating to contracts to which the Company or any Subsidiary thereof is or proposes to become a party in the ordinary course of the Company's or such

Subsidiary's, as the case may be, business, including, without limiting the foregoing, for insurance purposes.

          "Standby L/C Application":  as defined in subsection 2.6(a).

          "Subsidiary": a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by the Company.

          "Termination Date":  January 31, 2001.

          "TETCO": Texas Eastern Transmission Corporation, a Delaware corporation.

          "Tranche": Eurodollar Loans or CD Rate Loans, in either case whose Interest Periods each begin on the same day and end on the same day.

          "Transferee":  as defined in subsection 10.10(e).

          "Type": (a) as to any Revolving Credit Loan, its nature as an ABR Loan, a Eurodollar Loan or a CD Rate Loan and (b) as to any Competitive Loan, its nature as a Fixed Rate Competitive Loan or an Index Rate Competitive Loan .

          "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Version), International Chamber of Commerce Publication No. 500 and any amendments or revisions thereof.

          "Wholly-Owned Subsidiary": a corporation of which all of the shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such corporation are at the time owned, directly or indirectly through one or more intermediaries, or both, by the Company.

          "Working Day": any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London, England and in The City of New York.

          1.2 Other Definitional Provisions. (a) Unless otherwise specified herein, all terms defined in this Agreement or any other Credit Document shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

          (b) As used herein or in any certificate or document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement, or any other certificate or document made or delivered pursuant hereto shall refer to this Agreement or such other certificate or document, as the case may be, as a whole and not to any particular provision thereof, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


          SECTION 2.  AMOUNTS AND TERMS OF LOANS

          2.1 Commitments. (a) Subject to the terms and conditions hereof, each Lender severally, and not jointly, agrees to make revolving credit loans (collectively, the "Revolving Credit Loans") to the Company from time to time during the period from the Effective Date to, but not including, the Termination Date in an aggregate principal amount at any one time outstanding not to exceed the amount set forth under the heading "Commitment" opposite the name of such Lender on Schedule 2 hereto, as such amount may be reduced from time to time pursuant to subsection 3.6 hereof (collectively, the "Commitments"). The Company may use the Commitments by requesting the Lenders to make Revolving Credit Loans, prepaying Revolving Credit Loans in whole or in part and reborrowing, all in accordance with the terms and conditions hereof; provided that the Revolving Credit Loans made as part of any one borrowing shall not exceed the Credit Availability Amount on the Borrowing Date, after giving effect to the use and application of the proceeds thereof.

          (b) Subject to the terms and conditions hereof, the Revolving Credit Loans may be (i) ABR Loans, (ii) Eurodollar Loans, (iii) CD Rate Loans or (iv) any combination thereof, as determined by the Company and notified to the Administrative Agent in accordance with subsection 2.3.

          2.2 Revolving Credit Notes. The Revolving Credit Loans made by each Lender pursuant hereto shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit E (collectively, the "Revolving Credit Notes"), with appropriate insertions therein as to principal amount, payable to the order of such Lender and representing the obligation of the Company to pay a principal amount equal to the lesser of (a) such Lender's Commitment and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender, with interest thereon as prescribed in subsection 3.1. Each Lender is hereby authorized to record the date, Type and amount of each Revolving Credit Loan made by such Lender and the date and amount of each payment or prepayment of principal thereof and, with respect to Eurodollar Loans and CD Rate Loans, the length of the Interest Period and the Eurodollar Rate or CD Rate applicable thereto, on the schedule annexed to and constituting a part of its Revolving Credit Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded in the absence of manifest error; provided that failure by any Lender to make any such recordation on such Revolving Credit Note shall not affect any of the obligations of the Company under such Revolving Credit Note or this Agreement. The Revolving Credit Note of each Lender shall (i) be dated the Effective Date,
(ii) bear interest, payable as specified in subsection 3.1, for the period from the date thereof on the unpaid principal amount thereof from time to time outstanding at the interest rate per annum specified in subsection 3.1 until paid in full and (iii) be stated to mature on the Termination Date.

          2.3 Procedure for Revolving Credit Borrowings. The Company may borrow pursuant to subsection 2.1 hereof on any Working Day if the borrowing (or any portion thereof) consists of Eurodollar Loans or on any Business Day if the borrowing consists entirely of ABR Loans and/or CD Rate Loans by the Company giving the Administrative Agent irrevocable written notice (or telephonic notice promptly confirmed in writing) prior to 11:45 A.M., New York City time, on, in the case of ABR Loans, two Business Days prior to, in the case of CD Rate Loans, and three Working Days prior to, in the case of Eurodollar Loans, the proposed Borrowing Date specifying (a) the amount to be borrowed, (b) the requested Borrowing Date, (c) whether the borrowing is to be a Eurodollar Loan, a CD Rate Loan, an ABR Loan, or a combination thereof and
(d) if the borrowing is to be entirely or partly a Eurodollar Loan or a CD Rate Loan, the length of the Interest Period(s) thereof. Each borrowing shall be in an aggregate principal amount of the lesser of (i) $10,000,000 or a whole multiple of $5,000,000 in excess thereof and (ii) the then Credit Availability Amount. Upon receipt of such notice from the Company, the Administrative Agent shall promptly notify each Lender thereof. Not later than 1:00 P.M., New York City time, on the Borrowing Date specified in such notice, each Lender shall make available to the Administrative Agent at the Administrative Agent's Office for the account of the Company an amount in immediately available funds equal to the amount of the Revolving Credit Loan to be made by such Lender. The proceeds of such Revolving Credit Loans will then be made available to the Company by the Administrative Agent at the Administrative Agent's Office by crediting the account of the Company on the books of the Administrative Agent's Office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

          2.4 Letters of Credit. Subject to the terms and conditions hereof, the Issuing Lenders agree to issue, and each Participating Lender agrees to purchase an L/C Participating Interest in, Letters of Credit in the form of Commercial L/Cs or Standby L/Cs from time to time during the period from the Effective Date to, but not including, the Termination Date; provided that (i) the aggregate face amount of the Letters of Credit issued on any Borrowing Date shall not exceed the Credit Availability Amount on such Borrowing Date and (ii) on the date of the issuance of any Letter of Credit, and after giving effect to the issuance of such Letter of Credit, the aggregate Letter of Credit Obligations outstanding at such time shall not exceed 50% of the aggregate Commitments at such time.

          2.5 Issuance of Commercial L/Cs. (a) The Company may request an Issuing Lender to issue a Commercial L/C in favor of sellers of goods to the Company or any of its Subsidiaries on any Business Day during the period from the Effective Date to, but not including, the Termination Date by delivering to the Issuing Lender, through the Administrative Agent at its address specified in subsection 10.2, a commercial letter of credit application and security agreement in such Issuing Lender's then customary form (as such form may be agreed to be modified, the "Commercial L/C Application"), completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may reasonably request.
The Company hereby agrees
to observe and perform its covenants, duties and obligations under each Commercial L/C Application.

          (b)  Each Commercial L/C issued hereunder shall, among other things,
(i) provide for the payment of sight drafts when presented for honor thereunder, in accordance with the terms thereof and when accompanied by the documents described therein or when such documents are presented, as the case may be, (ii) have an expiry date occurring not later than 180 days after the date of issuance of such Commercial L/C and in no event occurring later than the Termination Date and (iii) have a minimum face amount of $500,000. Each Commercial L/C Application and each Commercial L/C shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

          2.6 Issuance of Standby L/Cs. (a) The Company may request an Issuing Lender to issue a Standby L/C on any Business Day during the period from the Effective Date to, but not including, the Termination Date by delivering to such Issuing Lender, through the Administrative Agent at its address specified in subsection 10.2, a standby letter of credit application in such Issuing Lender's then customary form (as such form may be agreed to be modified, the "Standby L/C Application"), completed to the satisfaction of such Issuing Lender together with the proposed form of such letter of credit (which shall comply with the applicable requirements of paragraph (b) below) and such other certificates, documents and other papers and information as such Issuing Lender may reasonably request. The Company hereby agrees to observe and perform its covenants, duties and obligations under each Standby L/C Application.

          (b) Each Standby L/C issued hereunder shall, among other things, (i) be in such form requested by the Company as shall be acceptable to the relevant Issuing Lender in its sole discretion, (ii) have an expiry date occurring not later than the Termination Date and (iii) have a minimum face amount of $500,000. Each Standby L/C Application and each Standby L/C shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

          2.7 Participating Interests. Effective in the case of each Letter of Credit as of the date of the issuance thereof, each Issuing Lender agrees to allot and does allot, to itself and each Participating Lender, and each Participating Lender severally and irrevocably agrees to take and does take, an L/C Participating Interest in such Letter of Credit and the related Letter of Credit Application in a percentage equal to such Participating Lender's Commitment Percentage. Each Participating Lender hereby agrees that its obligation to participate in each Letter of Credit issued by such Issuing Lender hereunder and the drafts drawn thereunder shall be irrevocable and unconditional.

          2.8 Procedure for Opening Letters of Credit. Upon receipt of any Letter of Credit Application from the Company, the relevant Issuing Lender will promptly notify each Lender thereof through the Administrative Agent, but in no event shall such notice to each Lender be given later than the date three Business Days following receipt of such Letter of Credit Application or the date such Issuing Lender issues the Letter of Credit, whichever is earlier. Subject to the terms and conditions hereof, upon such receipt, such Issuing Lender will process such Letter of Credit Application, and the other certificates, documents and other papers delivered to such Issuing Lender in connection therewith, in accordance with its customary procedures and, subject to fulfillment of the applicable conditions specified in subsection 4.2, shall promptly open such Letter of Credit (but in no event shall such Issuing Lender be required to open any Letter of Credit earlier than three Business Days after receipt by such Issuing Lender of the Letter of Credit Application relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof and by furnishing a copy thereof to the Company and to the other Lenders.

          2.9 Payments. (a) In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, the relevant Issuing Lender shall immediately notify the Company and the Administrative Agent, and the Company shall reimburse such Issuing Lender on the day on which such drawing is honored in an amount in same day funds equal to the amount of such drawing, and otherwise in accordance with the terms of the Letter of Credit Application relating thereto; provided that anything contained in this Agreement to the contrary notwithstanding, (i) unless the Company shall have notified the Administrative Agent and such Issuing Lender prior to 11:00 A.M., New York City time, on the date of such drawing that the Company intends to reimburse such Issuing Lender for the amount of such drawing with funds other than the proceeds of Revolving Credit Loans, the Company shall be deemed to have given notice pursuant to subsection 2.3 to the Administrative Agent requesting the Lenders to make Revolving Credit Loans on the date on which such drawing is honored in an amount equal to the amount of such drawing, and (ii) subject to satisfaction or waiver of the applicable conditions specified in subsections
4.1 and 4.2, the Lenders shall, on the date of such drawing, make Revolving Credit Loans that are ABR Loans in the amount of such drawing, the proceeds of which shall be applied directly by the Administrative Agent to reimburse such Issuing Lender for the amount of such drawing, and provided further that if for any reason the Company does not cause the proceeds of Revolving Credit Loans to be received by such Issuing Lender on such date in an amount equal to the amount of such drawing, the Company shall reimburse such Issuing Lender, on the Business Day immediately following the date of such drawing, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Revolving Credit Loans, if any, which are so received, plus accrued interest on such amount at the rate per annum equal to 2% above the Alternate Base Rate.

          (b) If the Company shall fail to reimburse an Issuing Lender as provided in subsection 2.9(a) in an amount equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each Participating Lender through the Administrative Agent of the unreimbursed amount of such drawing and of such Participating Lender's respective participation therein based on such Participating Lender's Commitment Percentage. Forthwith upon its receipt of any such notice, each Participating Lender will transfer to such Issuing Lender in immediately available funds an amount equal to such Participating Lender's Commitment Percentage of the unreimbursed portion of such payment. Upon its receipt from such Participating Lender of such amount, such Issuing Lender will complete, execute and deliver to such Participating Lender a Letter of Credit Participation Certificate dated the date of such receipt and in such amount.
If any Participating Lender fails to make available to such Issuing Lender the amount of such Participating Lender's Commitment Percentage of such drawing as provided in this subsection 2.9(b), such Issuing Lender shall be entitled to recover such amount on demand from such Participating Lender together with interest at the rate per annum equal to 1/2 of 1% above the then applicable Federal funds rate for three Business Days and thereafter at the rate per annum equal to 2% above the Alternate Base Rate.

          (c) Whenever, at any time after an Issuing Lender has made a payment under any Letter of Credit and has received from any Participating Lender such Participating Lender's Commitment Percentage of the unreimbursed portion of such payment, such Issuing Lender receives any reimbursement on account of such unreimbursed portion or any payment of interest on account thereof, such Issuing Lender will transfer such amount to the Administrative Agent in immediately available funds, and the Administrative Agent will promptly and in no event later than one Business Day after it receives such payment, distribute to each Participating Lender its Commitment Percentage thereof in like funds as received by the Administrative Agent; provided that in the event that the receipt by an Issuing Lender of such reimbursement or such payment of interest (as the case may be) is required to be returned, such Participating Lender will return to such Issuing Lender any portion thereof previously distributed by such Issuing Lender to it, and provided further that any payment by the Company on account of such unreimbursed portion or interest thereon to such Issuing Lender shall be deemed to satisfy the Company's obligations to such Issuing Lender and any Participating Lenders with respect to such payment upon receipt thereof by such Issuing Lender.

          2.10 Further Assurances. The Company hereby agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably requested by an Issuing Lender more fully to effect the purposes of this Agreement and the issuance of the Letters of Credit opened hereunder.

          2.11 Obligations Absolute. The payment obligations of the Company under subsection 2.9 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

          (a) the existence of any claim, set-off, defense or other right which the Company may have at any time against any beneficiary, or any transferee, of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Lender or any Participating Lender, or any other Person, whether in connection with this Agreement, the transactions contemplated herein, or any unrelated transaction; provided, however, that nothing herein shall prevent the assertion of any such right by separate suit or compulsory counterclaim;

          (b) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (c) payment by any Issuing Lender under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit, except payment resulting from the gross negligence or willful misconduct of such Issuing Lender; or

          (d) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing, except circumstances or happenings resulting from the gross negligence or willful misconduct of such Issuing Lender.

          2.12 Letter of Credit Application. The provisions of any Letter of Credit Application related to any Letter of Credit are supplemental to, and not in derogation of, any rights and remedies of each Issuing Lender and the Participating Lenders under this Section 2 and applicable law. The Company acknowledges and agrees that all rights of each Issuing Lender under any Letter of Credit Application and this Agreement (other than those pursuant to subsections 3.3(b) and (c)) shall inure to the benefit of each Participating Lender to the extent of its Commitment Percentage as fully as if such Participating Lender was a party to such Letter of Credit Application.

          2.13 Competitive Loans. Subject to the terms and conditions of this Agreement, the Company may borrow Competitive Loans from time to time during the Competitive Loan Borrowing Period on any Business Day (in the case of Fixed Rate Competitive Loans) or Working Day (in the case of Index Rate Competitive Loans), provided that in no event may Competitive Loans exceed the Credit Availability Amount on the Borrowing Date, after giving effect to the use and application of the proceeds thereof. Within the limits and on the conditions hereinafter set forth with respect to Competitive Loans, the Company from time to time may borrow, repay and reborrow Competitive Loans.

          2.14 Competitive Loan Notes. (a) The Competitive Loans made by each Competitive Loan Lender pursuant hereto shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit F-1 (collectively, the "Grid Competitive Loan Notes"), with appropriate insertions therein as to principal amount, payable to the order of such Lender and representing the obligation of the Company to pay a principal amount equal to the lesser of (i) the aggregate Commitments and (ii) the aggregate unpaid principal amount of all Competitive Loans made by such Competitive Loan Lender, with interest thereon as prescribed in subsection 3.1. Each Competitive Loan Lender is hereby authorized to record the date, amount, interest rate, Interest Payment Dates and Competitive Loan Maturity Date of each Competitive Loan made by such Competitive Loan Lender and each payment of principal with respect thereto on the schedule annexed to and constituting a part of its Grid Competitive Loan Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that failure by any Lender to make any such recordation on such Grid Competitive Loan Note shall not affect any of the obligations of the Company under such Grid Competitive Loan Note or this Agreement. Each Grid Competitive Loan Note shall be dated the Effective Date and each Competitive Loan evidenced thereby shall bear interest, payable as specified in subsection 3.1, for the period from the date thereof on the unpaid principal amount thereof from time to time outstanding at the interest rate per annum specified in subsection 3.1 until paid in full.

          (b) Amounts advanced by a Competitive Loan Lender pursuant to subsection 2.13 on a Borrowing Date which have the same maturity date and interest rate shall be deemed to constitute one Competitive Loan so long as such amounts remain evidenced by the Grid Competitive Loan Note of such Competitive Loan Lender; any such Competitive Loan Lender that wishes such amounts to constitute more than one Competitive Loan and to have each such

Competitive Loan evidenced by a separate promissory note payable to such Competitive Loan Lender, substantially in the form of Exhibit F-2 with appropriate insertions as to Borrowing Date, principal amount and interest rate (an "Individual Competitive Loan Note"), shall notify the Administrative Agent and the Company by facsimile transmission of the respective principal amounts of the Competitive Loans (which principal amounts shall not be less than $5,000,000 for any of such Competitive Loans) to be evidenced by each such Individual Competitive Loan Note. Not later than three Business Days after receipt of such notice, the Company shall deliver to such Competitive Loan Lender an Individual Competitive Loan Note payable to the order of such Competitive Loan Lender in the principal amount of each such Competitive Loan and otherwise conforming to the requirements of this Agreement. Upon receipt of such Individual Competitive Loan Note, such Competitive Loan Lender shall endorse on the schedule attached to its Grid Competitive Loan Note the transfer of such Competitive Loan from such Grid Competitive Loan Note to such Individual Competitive Loan Note.

          2.15 Procedure for Competitive Loan Borrowing. (a) The Company shall request Competitive Loans by delivering a Competitive Loan Request to the Administrative Agent, not later than 12:00 Noon (New York City time) four Working Days prior to the proposed Borrowing Date (in the case of an Index Rate Competitive Loan Request), and not later than 10:00 A.M., New York City time, one Business Day prior to the proposed Borrowing Date (in the case of a Fixed Rate Competitive Loan Request). Each Competitive Loan Request in respect of any Borrowing Date may solicit bids for Competitive Loans in an aggregate principal amount of $10,000,000 or an integral multiple of $5,000,000 in excess thereof and having not more than three alternative Competitive Loan Maturity Dates. The Competitive Loan Maturity Date for each Fixed Rate Competitive Loan shall be not less than seven days nor more than 360 days after the Borrowing Date therefor and the Competitive Loan Maturity Date for each Index Rate Competitive Loan shall be one, two, three, six, nine or twelve months after the Borrowing Date therefor, and in any event shall be no later than the Termination Date. The Administrative Agent shall notify each Competitive Loan Lender promptly by facsimile transmission of the contents of such Competitive Loan Request received by the Administrative Agent.

          (b) In the case of an Index Rate Competitive Loan Request, upon receipt of notice from the Administrative Agent of the contents of such Competitive Loan Request, each Competitive Loan Lender may elect, in its sole discretion, to offer irrevocably, subject to Section 4, to make one or more Competitive Loans at the Applicable Index Rate plus or minus a margin determined by such Competitive Loan Lender in its sole discretion for each such Competitive Loan. Any such irrevocable offer shall be made by delivering a Competitive Loan Offer to the Administrative Agent, before 10:30 A.M., New York City time, on the day that is three Working Days before the proposed Borrowing Date, setting forth:

           (i) the maximum amount of Competitive Loans for each Competitive Loan Maturity Date and the aggregate maximum amount of Competitive Loans for all Competitive Loan Maturity Dates which such Competitive Loan Lender would be willing to make (which amounts may, subject to subsection 2.13, exceed such Competitive Loan Lender's Commitment); and

          (ii) the margin above or below the Applicable Index Rate at which such Competitive Loan Lender is willing to make each such Competitive Loan.

The Administrative Agent shall advise the Company before 11:00 A.M., New York City time, on the date which is three Working Days before the proposed Borrowing Date of the contents of each such Competitive Loan Offer received by it. If the Administrative Agent, in its capacity as a Competitive Loan Lender, shall elect, in its sole discretion, to make any such Competitive Loan Offer, it shall advise the Company of the contents of its Competitive Loan Offer before 10:15 A.M., New York City time, on the date which is three Working Days before the proposed Borrowing Date.

          (c) In the case of a Fixed Rate Competitive Loan Request, upon receipt of notice from the Administrative Agent of the contents of such Competitive Loan Request, each Competitive Loan Lender may elect, in its sole discretion, to offer irrevocably, subject to Section 4, to make one or more Competitive Loans at a rate of interest determined by such Competitive Loan Lender in its sole discretion for each such Competitive Loan. Any such irrevocable offer shall be made by delivering a Competitive Loan Offer to the Administrative Agent before 9:30 A.M., New York City time, on the proposed Borrowing Date, setting forth:

           (i) the maximum amount of Competitive Loans for each Competitive Loan Maturity Date and the aggregate maximum amount of Competitive Loans for all Competitive Loan Maturity Dates, which such Competitive Loan Lender would be willing to make (which amounts may, subject to subsection 2.13, exceed such Competitive Loan Lender's Commitment); and

          (ii) the rate of interest at which such Competitive Loan Lender is willing to make each such Competitive Loan.

The Administrative Agent shall advise the Company before 10:00 A.M., New York City time, on the proposed Borrowing Date of the contents of each such Competitive Loan Offer received by it. If the Administrative Agent, in its capacity as a Competitive Loan Lender, shall elect, in its sole discretion, to make any such Competitive Loan Offer it shall advise the Company of the contents of its Competitive Loan Offer before 9:15 A.M., New York City time, on the proposed Borrowing Date.

          (d) Before 11:30 A.M., New York City time, three Working Days before the proposed Borrowing Date (in the case of Index Rate Competitive Loans) and before 10:30 A.M., New York City time, on the proposed Borrowing Date (in the case of Fixed Rate Competitive Loans), the Company, in its absolute discretion, shall:

           (i) cancel such Competitive Loan Request by giving the Administrative Agent telephone notice to that effect, or

          (ii) by giving telephone notice to the Administrative Agent (immediately confirmed by delivery to the Administrative Agent of a Competitive Loan Confirmation in writing) (1) subject to the provisions of subsection 2.15(e), accept one or more of the offers made by any Competitive Loan Lender or Competitive Loan Lenders pursuant to subsection 2.15(b) or subsection 2.15(c), as the case may be, of the amount of Competitive Loans for each relevant maturity date and (2) reject any remaining offers made by Competitive Loan Lenders pursuant to subsection 2.15(b) or subsection 2.15(c), as the case may be.

          (e) The Company's acceptance of Competitive Loans in response to any Competitive Loan Request shall be subject to the following limitations:

           (i) The amount of Competitive Loans accepted for each Competitive Loan Maturity Date specified by any Competitive Loan Lender in its Competitive Loan Offer shall not exceed the maximum amount for such Competitive Loan Maturity Date specified in such Competitive Loan Offer;

          (ii) the aggregate amount of Competitive Loans accepted for all Competitive Loan Maturity Dates specified by any Competitive Loan Lender in its Competitive Loan Offer shall not exceed the aggregate maximum amount specified in such Competitive Loan Offer for all such Competitive Loan Maturity Dates;

         (iii) the Company may not accept offers for Competitive Loans for any Competitive Loan Maturity Date in an aggregate principal amount in excess of the maximum principal amount requested in the related Competitive Loan Request; and

          (iv) if the Company accepts any of such offers, (1) it must accept such offers based solely upon pricing for such relevant Competitive Loan Maturity Date (including any amounts which shall be payable to the relevant Competitive Loan Lender in respect of the relevant Competitive Loans pursuant to subsection 3.14) and upon no other criteria whatsoever and (2) if two or more Competitive Loan Lenders submit offers for any Competitive Loan Maturity Date at identical pricing and the Company accepts any of such offers but does not wish to (or by reason of the limitations set forth in subsection 2.13 or in this subsection 2.15, cannot) borrow the total amount offered by such Competitive Loan Lenders with such identical pricing, the Company shall accept offers from all of such Competitive Loan Lenders in amounts allocated among them pro rata according to the amounts offered by such Competitive Loan Lenders (or as nearly pro rata as shall be practicable after giving effect to the requirement that Competitive Loans made by a Competitive Loan Lender on a Borrowing Date for each relevant Competitive Loan Maturity Date shall be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof), provided that if the number of Competitive Loan Lenders that submit offers for any Competitive Loan Maturity Date at identical pricing is such that, after the Company accepts such offers pro rata in accordance with the foregoing, the Competitive Loans to be made by any such Competitive Loan Lender would be less than $5,000,000 principal amount, the number of such Competitive Loan Lenders shall be reduced by the Administrative Agent by lot until the Competitive Loans to be made by each such remaining Competitive Loan Lender would be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

          (f) If the Company notifies the Administrative Agent that a Competitive Loan Request is cancelled pursuant to subsection 2.15(d)(i), the Administrative Agent shall give prompt telephone notice thereof to the Competitive Loan Lenders.

          (g) If the Company accepts pursuant to subsection 2.15(d)(ii) one or more of the offers made by any one or more Competitive Loan Lenders, the Administrative Agent promptly shall notify each Competitive Loan Lender which has made such a Competitive Loan Offer of (i) the aggregate amount of such Competitive Loans to be made on such Borrowing Date for each Competitive Loan Maturity Date and (ii) the acceptance or rejection of any offers to make such Competitive Loans made by such Competitive Loan Lender. Before 12:00 Noon, New York City time, on the Borrowing Date specified in the applicable Competitive Loan Request, each Competitive Loan Lender whose Competitive Loan Offer has been accepted shall make available to the Administrative Agent at the Administrative Agent's Office the amount of Competitive Loans to be made by such Competitive Loan Lender, in immediately available funds. The Administrative Agent will make such funds available to the Company as soon as practicable on such date at the Administrative Agent's Office. As soon as practicable after each Borrowing Date, the Administrative Agent shall notify each Lender of the aggregate amount of Competitive Loans advanced on such Borrowing Date and the respective maturity dates thereof.

          (h) Nothing in subsection 2.13 or this subsection 2.15 shall be construed as a right of first offer in favor of the Lenders or to otherwise limit the ability of the Company to request and accept credit facilities from any Person (including any of the Lenders).

          (i) A Competitive Loan Request may request offers for Competitive Loans to be made on not more than one Borrowing Date and to mature on not more than three Competitive Loan Maturity Dates. No Competitive Loan Request may be submitted earlier than five Business Days after submission of any other Competitive Loan Request.

          (j) The Company shall pay to the Administrative Agent, for the account of each Lender which has made a Competitive Loan, on the applicable Competitive Loan Maturity Date the then unpaid principal amount of such Competitive Loan. The Company shall not have the right to prepay any principal amount of any Competitive Loan.

          2.16 Use of Proceeds. The proceeds of the Loans shall be used to finance the general corporate purposes of the Company and its Subsidiaries, and the Letters of Credit shall be used to secure performance and other bonds and provide credit support for general corporate purposes.


          SECTION 3.      INTEREST RATE PROVISIONS, FEES, CONVERSIONS AND
                          PAYMENTS

          3.1 Interest Rates and Payment Dates. (a) Each ABR Loan shall bear interest for the period from and including the date thereof until maturity or conversion on the unpaid principal amount thereof at a fluctuating rate per annum equal to the Alternate Base Rate.

          (b) Each Eurodollar Loan shall bear interest for each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

          (c) Each CD Rate Loan shall bear interest for each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the Adjusted CD Rate for such Interest Period plus the Applicable Margin.

          (d) Each Competitive Loan shall bear interest for each day from the applicable Borrowing Date to (but excluding) the applicable Competitive Loan Maturity Date at the rate of interest specified in the Competitive Loan Offer accepted by the Company in connection with such Competitive Loan.

          (e) If all or a portion of the principal amount of any of the Eurodollar Loans or CD Rate Loans shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), each such Eurodollar Loan or CD Rate Loan shall be converted to an ABR Loan at the end of the last applicable Interest Period therefor for which the Administrative Agent shall have determined, on or prior to the date such unpaid principal amount became due, a Eurodollar Rate or an Adjusted CD Rate, as the case may be. Any overdue principal amount of any Loan and, to the extent permitted by law, any interest payable thereon which shall not be paid when due shall bear interest from the due date thereof until payment in full thereof (as well after judgment as before judgment) at a rate per annum equal to 2% above the rate otherwise applicable.

          (f) Interest payable under subsection 3.1(a), 3.1(b), 3.1(c) or 3.1(d) shall be payable in arrears on each Interest Payment Date. Interest payable under subsection 3.1(e) shall be payable on demand.

          3.2 Facility and Other Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Lender a facility fee (a "Facility Fee") from the Effective Date to, but not including, the Termination Date or such earlier date upon which the Commitments shall terminate or be reduced to zero, computed at a rate per annum equal to the Applicable Facility Fee Percentage from time to time in effect, on the amount of the Commitment of such Lender from time to time in effect, whether used or unused (including the portion of such Commitment represented by such Lender's L/C Participating Interest in outstanding Letters of Credit). Such Facility Fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing March 31, 1996 (such fee to be calculated through the last day of such quarter) and on the Termination Date or such earlier date as the Commitments shall terminate or be reduced to zero as provided herein.

          (b) The Company agrees to pay to the Administrative Agent for its own account the fees in the amounts and on the dates previously agreed to in writing by the Company and the Administrative Agent. Each Lender acknowledges that the Administrative Agent is being paid certain other fees for its own account in connection with this Agreement in addition to the fees described herein.

          3.3 Letter of Credit Fees. (a) In lieu of any letter of credit commissions and fees provided for in any Commercial L/C Application or Standby L/C Application (other than standard administration, amendment, transfer and negotiation fees referred to in clause (c) below), the Company agrees to pay the Administrative Agent, for the account of the relevant Issuing Lender and the Participating Lenders in accordance with their respective Commitment Percentages, (i) with respect to Standby L/Cs, a non-refundable Letter of Credit fee computed at a rate per annum equal to the Applicable L/C Fee Percentage from time to time in effect on the amount from time to time available to be drawn under all outstanding Standby L/Cs during the period for which payment is made, commencing on the respective dates of issuance thereof until the last day a drawing may be made thereunder, payable quarterly in advance commencing on the date of opening of each Standby L/C and thereafter on each Interest Payment Date for ABR Loans and (ii) with respect to each Commercial L/C, a non-refundable Letter of Credit fee equal to .25 of 1% of the amount drawn on such Commercial L/C from time to time, payable upon each drawing thereon.

          (b) In addition to the fees set forth in subsection 3.3(a), the Company agrees to pay each Issuing Lender, for such Issuing Lender's own account, (i) with respect to Standby L/Cs, a Letter of Credit fee equal to .175 of 1% per annum of the amount from time to time available to be drawn under all outstanding Standby L/Cs issued by it during the period for which payment is made, commencing on the respective dates of issuance thereof until the last day a drawing may be made thereunder, payable quarterly in advance commencing on the date of opening each Standby L/C and thereafter on each Interest Payment Date for ABR Loans and (ii) with respect to each Commercial L/C, a non-refundable Letter of Credit fee equal to .0625 of 1% of the face amount of such Commercial L/C payable upon issuance thereof.

          (c) The Company agrees to pay each Issuing Lender for its own account the customary administration, amendment, transfer and negotiation fees charged by such Issuing Lender in connection with its issuance and administration of Letters of Credit.

          3.4 Computation of Interest and Fees. (a) Interest on ABR Loans and all fees shall be calculated on the basis of a year of 365 days (or 366 days, as the case may be) for the actual days elapsed. Interest on Eurodollar Loans, CD Rate Loans and Competitive Loans shall be calculated on the basis of a year of 360 days for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Company and the Lenders of each determination of a Eurodollar Rate and of an Adjusted CD Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate, the Eurocurrency Reserve Requirements or the CD Reserve Requirements, as the case may be, shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate is announced or such change in the Eurocurrency Reserve Requirements or the CD Reserve Requirements shall become effective, as the case may be. The Administrative Agent shall as soon as practicable notify the Company and the Lenders of the effective date and the amount of each such change.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall constitute prima facie evidence of the rate so determined in the absence of manifest error.

          (c) If any Reference Lender's Commitment shall terminate (otherwise than on termination of all the Commitments), or all of its Loans shall be assigned for any reason whatsoever, such Reference Lender shall thereupon cease to be a Reference Lender and, if as a result of the foregoing, there shall only be one Reference Lender remaining, then the Administrative Agent (after consultation with the Lenders and with the consent of the Company) shall, by notice to the Company and the Lenders, designate another Lender as a Reference Lender so that there shall at all times be at least two Reference Lenders.

          (d) Each Reference Lender shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Reference Lenders shall be unable or otherwise fails to supply such rates to the Administrative Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Lenders or Reference Lender.

          3.5 Optional Prepayments of Revolving Credit Loans. The Company may from time to time prepay any Revolving Credit Loans, in whole or in part, without premium or penalty, by giving irrevocable notice to the Administrative Agent and making such prepayment (i) if the Revolving Credit Loans to be prepaid are ABR Loans, prior to 11:00 A.M., New York City time, on any Business Day or, if such notice and prepayment are not so given and made prior to 11:00 A.M., upon at least one Business Day's irrevocable notice to the Administrative Agent, (ii) if the Revolving Credit Loans to be prepaid are CD Rate Loans, upon at least three Business Days' irrevocable notice to the Administrative Agent or
(iii) if the Revolving Credit Loans to be prepaid are Eurodollar Loans, upon at least three Working Days' irrevocable notice to the Administrative Agent, in each case specifying the date and amount of prepayment and whether such Revolving Credit Loans are ABR Loans, CD Rate Loans or Eurodollar Loans or a combination thereof, and if of a combination thereof, the amount of prepayment allocable to each and if Eurodollar Loans or CD Rate Loans are to be prepaid, the Tranche to be prepaid. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. If such notice is given, the Company shall make such prepayment, and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments pursuant to this subsection 3.5 shall be in an aggregate principal amount of $10,000,000 or a whole multiple of $5,000,000 in excess thereof.

          3.6 Reduction of Commitments. (a) The Company shall have the right, upon not less than three Business Days' notice to the Administrative Agent, from time to time, to reduce the amount of the Commitments provided that any such reduction shall be in an amount not less than $25,000,000 or a whole multiple of $1,000,000 in excess thereof; and provided further that no such reduction of the Commitments shall be permitted if, after giving effect to prepayments of Revolving Credit Loans, replacements of Letters of Credit and deposits of cash collateral pursuant to subsection 3.6(b), the aggregate Extensions of Credit outstanding would exceed the aggregate Commitments, as so reduced, or the aggregate Letter of Credit Obligations outstanding would exceed 50% of the aggregate Commitments, as so reduced. Upon receipt of any notice pursuant to this subsection 3.6(a), the Administrative Agent shall promptly notify each Lender thereof.

          (b) Any reduction of the Commitments pursuant to subsection 3.6(a) shall (i) reduce permanently the amount of the Commitments then in effect, (ii) be accompanied by (A) a prepayment of Revolving Credit Loans outstanding in an amount equal to the excess, if any, of the aggregate Extensions of Credit outstanding over the aggregate Commitments, as so reduced, and (B) a replacement of outstanding Letters of Credit such that after giving effect to such replacement, the aggregate Letter of Credit Obligations outstanding are less than or equal to 50% of the aggregate Commitments, as so reduced. To the extent that the aggregate Extensions of Credit exceed the aggregate Commitments, as reduced, after Revolving Credit Loans have been prepaid in accordance with the immediately preceding sentence, the Company shall (i) replace outstanding Letters of Credit such that, after giving effect to such replacement, the aggregate Extensions of Credit are less than or equal to the aggregate Commitments, as reduced, and/or (ii) deposit in a cash collateral account with the Administrative Agent on terms and conditions satisfactory to the Administrative Agent and as cash collateral for the liability of the Issuing Lender (whether direct or contingent) under any Letter of Credit outstanding, an amount which shall be equal to the amount by which the aggregate Extensions of Credit exceed the aggregate Commitments, as reduced. Any amounts deposited in any cash collateral account may be withdrawn by the Administrative Agent at any time to pay Obligations when due. The Administrative Agent shall use its best efforts to invest any amounts so deposited in United States Treasury bills or other Cash Equivalents designated by the Company; provided that the Administrative Agent shall not be liable to the Company for failure to so invest or for any losses suffered as a result of any such investment or withdrawal. The unused portion of any amounts deposited by the Company in any such cash collateral account pursuant to this subsection 3.6(b), and any earnings from investments of amounts on deposit therein, shall be paid to the Company after sufficient Letters of Credit have expired undrawn so that the aggregate Extensions of Credit shall no longer exceed the aggregate Commitments as then reduced.

          3.7 Pro Rata Treatment and Payments; Lending Offices. (a) Each borrowing by the Company of Revolving Credit Loans hereunder, each conversion or continuation of a Revolving Credit Loan under subsection 3.10, each payment (including each prepayment) by the Company on account of principal of or interest on Revolving Credit Loans, each payment by the Company on account of fees and other amounts hereunder (except fees and other amounts referred to in subsections 3.2(b), 3.3(b), 3.3(c), 3.8, 3.12, 3.13, 3.14 and 3.15) and any
reduction of the Commitments hereunder shall be made pro rata according to the respective Commitment Percentages of the Lenders. All payments (including prepayments) to be made by the Company on account of principal, interest, fees and other amounts shall be made without set-off or counterclaim to the Administrative Agent, for the account of the Lenders (except with respect to the fees and other amounts referred to in subsections 3.2(b), 3.3(b), 3.3(c), 3.8, 3.12, 3.13, 3.14 and 3.15), at the Administrative Agent's Office, in Dollars and in immediately available funds. The Administrative Agent shall promptly distribute each such payment to each Lender in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans or Index Rate Competitive Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan or Index Rate Competitive Loan becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working

Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Working Day.

          (b) Eurodollar Loans and Index Rate Competitive Loans shall be made by each Lender at its Eurodollar Lending Office and ABR Loans, CD Rate Loans and Fixed Rate Competitive Loans shall be made by each Lender at its Domestic Lending Office.

          3.8 Capital Adequacy. In the event that any Lender shall have reasonably determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards" or the adoption after the date of this Agreement of any other law, rule, regulation or guideline regarding capital adequacy, or any change therein or in the interpretation or application thereof after the date of this Agreement or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of the Letters of Credit or its unused Commitment hereunder to a level below that which such Lender could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount related to such Letters of Credit or unused Commitment which is reasonably deemed by such Lender to be material, then from time to time, promptly after submission by such Lender to the Company (with a copy to the Administrative Agent) of a written request therefor, the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. This covenant shall survive the termination of this Agreement and payment in full of the Obligations.

          3.9 Failure by Lenders to Make Funds Available. Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make that amount which would constitute its share of such borrowing on such Borrowing Date available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such amount is made available to the Administrative Agent on a date after such Borrowing Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) 1/2 of 1% above the daily average Federal funds rate during such period as quoted by the Administrative Agent, times (ii) such Lender's share of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Lender's share of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection 3.9 shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not in fact made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall be entitled to recover such amount, on demand, from the Company with interest thereon at the rate applicable to the Loans made on such Borrowing Date.

          3.10  Conversion Options for Loans; Minimum Amount of Loans.  (a)
The Company may elect from time to time to convert (i) Eurodollar Loans to ABR Loans, CD Rate Loans or a combination thereof, by giving the Administrative Agent at least one Business Day's prior irrevocable notice of such election if electing one or more ABR Loans or at least two Business Days' prior irrevocable notice if electing one or more CD Rate Loans; (ii) CD Rate Loans to Eurodollar Loans, ABR Loans or a combination thereof, by giving the Administrative Agent at least three Working Days' prior irrevocable notice of such election if electing one or more Eurodollar Loans or at least one Business Day's prior irrevocable notice of such election if electing one or more ABR Loans; or (iii) ABR Loans to Eurodollar Loans, CD Rate Loans or a combination thereof, by giving the Administrative Agent at least three Working Days' prior irrevocable notice of such election if electing one or more Eurodollar Loans or at least two Business Days' prior irrevocable notice if electing one or more CD Rate Loans; provided that any such conversion of Eurodollar Loans or CD Rate Loans shall only be made on the last day of the Interest Period with respect thereto. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans, CD Rate Loans and ABR Loans may be converted in accordance with the terms hereof; provided that (i) no Loan may be converted into a CD Rate Loan or a Eurodollar Loan when any Event of Default has occurred and is continuing, (ii) partial conversions shall be in an aggregate principal amount of $10,000,000 or a whole multiple of $5,000,000 in excess thereof and (iii) any such conversion may only be made if, after giving effect thereto, subsection 3.10(c) shall not have been contravened.

          (b) Any Eurodollar Loans or CD Rate Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Company with the notice provisions contained in subsection 3.10(a) applicable with respect to each Type of Loan; provided that no Eurodollar Loans or CD Rate Loans may be continued as such when any Event of Default has occurred and is continuing, but shall be automatically converted to ABR Loans on the last day of the last Interest Period for which a Eurodollar Rate or an Adjusted CD Rate, as the case may be, was determined by the Administrative Agent on or prior to the Administrative Agent's obtaining knowledge of such Event of Default. The Administrative Agent shall notify the Lenders promptly that such automatic conversion contemplated by this subsection 3.10(b) will occur.

          (c) All borrowings, conversions, payments and prepayments hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of any Tranche shall not be less than $10,000,000.

          3.11 Inability to Determine Interest Rate. (a) In the event that the Administrative Agent or the Required Lenders shall have determined (which determination shall be conclusive and binding upon the Company) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any requested Interest Period with respect to (i) proposed Loans that the Company has requested be made as Eurodollar Loans, (ii) Eurodollar Loans that will result from the requested conversion of ABR Loans or CD Rate Loans into Eurodollar Loans or

(iii) the continuation of Eurodollar Loans beyond the expiration of the then current Interest Period with respect thereto, the Administrative Agent shall forthwith give telephonic notice of such determination (promptly confirmed thereafter in writing) to the Company and the Lenders at least two Working Days prior to, as the case may be, the requested Borrowing Date for such Eurodollar Loans, the conversion date of such ABR Loan or CD Rate Loan, as the case may be, or the last day of such Interest Period. If such notice is given (A) any requested Eurodollar Loans shall be made as ABR Loans, (B) any ABR Loans or CD Rate Loans that were to have been converted to Eurodollar Loans shall be continued as or converted to ABR Loans or CD Rate Loans, as the case may be, and (C) any outstanding Eurodollar Loans shall be converted, on the last day of the then current Interest Period with respect thereto, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made, and the Company shall not have the right to convert ABR Loans or CD Rate Loans to Eurodollar Loans.

          (b) In the event that the Administrative Agent or the Required Lenders shall have determined (which determination shall be conclusive and binding upon the Company) that by reason of circumstances affecting the domestic certificate of deposit market, adequate and reasonable means do not exist for ascertaining the CD Rate for any requested Interest Period with respect to (i) proposed Loans that the Company has requested be made as CD Rate Loans, (ii) CD Rate Loans that will result from the requested conversion of ABR Loans or Eurodollar Loans into CD Rate Loans or (iii) the continuation of CD Rate Loans beyond the expiration of the then current Interest Period with respect thereto, the Administrative Agent shall forthwith give telephonic notice of such determination (promptly confirmed thereafter in writing) to the Company and the Lenders at least one Business Day prior to, as the case may be, the requested Borrowing Date for such CD Rate Loans, the conversion date of such ABR Loan or Eurodollar Loan, as the case may be, or the last day of such Interest Period. If such notice is given, (A) any requested CD Rate Loans shall be made as ABR Loans, (B) any ABR Loans or Eurodollar Loans that were to have been converted to CD Rate Loans shall be continued as or converted to ABR Loans or Eurodollar Loans, as the case may be, and (C) any outstanding CD Rate Loans shall be converted, on the last day of the then current Interest Period with respect thereto, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further CD Rate Loans shall be made, and the Company shall not have the right to convert ABR Loans or Eurodollar Loans to CD Rate Loans.

          3.12 Taxes. (a) Except as otherwise required by law, all payments made by the Company hereunder shall be made free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income and franchise taxes imposed (a) by the United States of America or any political subdivision or taxing authority thereof or therein (including Puerto Rico) or (b) by any jurisdiction in which such Lender's Eurodollar Lending Office is located or any political subdivision or taxing authority thereof or therein (such non-excluded taxes being called "Foreign Taxes"). If any Foreign Taxes are required to be withheld from any amounts payable to any Lender hereunder or under the Notes, the amounts so payable to such Lender shall be increased to the extent necessary to yield to such Lender (after payment of all Foreign Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and its Note(s). Whenever any

Foreign Tax is payable by the Company, as promptly as possible thereafter, the Company shall send to the Administrative Agent, for the account of such Lender, a certified copy of an original official receipt showing payment thereof. If the Company fails to pay any Foreign Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the Lenders, the required receipts or other required documentary evidence, in either case for any reason other than any Lender's failure to comply with subsection 3.12(b), the Company shall indemnify the Lenders for any incremental taxes, interest or penalties that may become payable by any Lender as a result of any such failure.

          (b) Prior to the first Interest Payment Date each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Company and the Administrative Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Lender which delivers to the Company and the Administrative Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the next preceding sentence further undertakes to deliver to the Company and the Administrative Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company and the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Company or the Administrative Agent, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Company that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

          (c) The agreements in this subsection 3.12 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

          (d) The Company shall not be required to pay any increased amount on account of Foreign Taxes pursuant to this subsection 3.12 to any Lender to the extent that such Foreign Taxes would not have been payable if such Lender had furnished a form (properly and accurately completed in all material respects) which it was otherwise required to furnish in accordance with this subsection 3.12, unless such failure results from any event subsequent to the date hereof (including without limitation any change in treaty, law or regulation) specified in the final sentence of subsection 3.12(b) and such Lender so notifies the Company.

          3.13 Illegality. Notwithstanding any other provisions herein, if, after the date hereof, any change in any Requirement of Law or in the interpretation or application thereof, shall make it unlawful for any Lender to make or maintain Eurodollar Loans or Index Rate Competitive Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make or maintain Eurodollar Loans or convert ABR Loans or CD Rate Loans to Eurodollar Loans shall forthwith be suspended, (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective next succeeding Interest Payment Dates for such Loans or within such earlier period as required by law and (c) the Company shall, with respect to any Index Rate Competitive Loan of such Lender, take such action as such Lender may reasonably request. Promptly upon becoming aware that any such illegality with respect to Eurodollar Loans ceases to exist, such Lender shall notify the Company and the Administrative Agent thereof and, after such notice, such suspension shall cease to exist. The Company hereby agrees promptly to pay any Lender, upon its demand, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this subsection 3.13 (such Lender's notice of such costs, as certified to the Company through the Administrative Agent, to be prima facie evidence of such costs in the absence of manifest error).

          3.14 Requirements of Law. (a) In the event that any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority after the date hereof (or, in the case of Index Rate Competitive Loans, made subsequent to acceptance by the Company of such Loans):

           (i) does or shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Loans made by it, or change the basis of taxation of payments to such Lender of principal, commitment or facility fee, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of such Lender or its applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or the applicable Lending Office is located);

          (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender which are not otherwise included in the determination of the Eurodollar Rate, the Adjusted CD Rate or the Applicable Index Rate, as the case may be; or

         (iii) does or shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining advances or extensions of credit or to reduce any amount receivable hereunder, in each case, in respect of its Eurodollar Loans, CD Rate Loans or Index Rate Competitive Loans, then, in any such case, the Company shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender deems to be material as reasonably determined by such Lender with respect to such Eurodollar Loans, CD Rate Loans or Index Rate Competitive Loans.

          (b) (i) In the event that any change in any Requirement of Law shall either (A) impose, modify, deem or make applicable any reserve, special deposit, assessment or similar requirement against Letters of Credit issued by or participated in by any Lender or (B) impose on any Lender any other condition regarding this Agreement or any Letter of Credit, and the result of any event referred to in clause (A) or (B) above shall be to increase the cost to such Lender of issuing, maintaining or participating in any Letter of Credit, then the Company agrees, upon demand by such Lender, to promptly pay to such Lender, from time to time as specified by such Lender, additional amounts which shall be sufficient to compensate such Lender for such increased cost.

          (ii) The Company agrees that the provisions of the foregoing paragraph (b)(i) and the provisions of each Letter of Credit Application providing for reimbursement or payment to the Issuing Lender in the event of the imposition or implementation of, or increase in, any reserve, special deposit or similar requirement in respect of the Letter of Credit relating thereto shall apply equally to each Participating Lender in respect of its L/C Participating Interest in such Letter of Credit.

          (c) If a Lender or the Administrative Agent becomes entitled to claim any additional amounts pursuant to this subsection 3.14 or subsection 3.15, it shall promptly notify the Company, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate submitted by such Lender, through the Administrative Agent, to the Company shall be delivered to the Company at least three Business Days prior to the date of any requested payment and shall be prima facie evidence of such amounts in the absence of manifest error. This covenant shall survive the termination of this Agreement and payment of the outstanding Obligations. Notwithstanding the foregoing, no Lender shall be entitled to request compensation under this subsection 3.14 with respect to any Index Rate Competitive Loan if it shall have obtained actual knowledge of the change giving rise to such request at the time of submission of such Lender's Competitive Loan Offer pursuant to which such Competitive Loan shall have been made, unless notice of such Lender's entitlement to such compensation shall have been furnished to the Company at or prior to such time.

          3.15 Indemnity. The Company agrees to indemnify each Lender and to hold such Lender harmless from any loss (excluding loss of profits) or expense which such Lender may sustain or incur as a consequence of (a) default by the Company in payment of the principal of or interest on any Eurodollar Loans , CD Rate Loans or Competitive Loans of such Lender, (b) default by the Company in making a borrowing, continuation or conversion after the Company has given a notice in accordance with subsection 2.3, 2.15 or 3.10, as the case may be, (c) default by the Company in making any prepayment after the Company has given a notice in accordance with the provisions of this Agreement and (d) a prepayment or conversion of a Eurodollar Loan, CD Rate Loan or Competitive Loan on a day which is not the last day of an Interest Period or the applicable Competitive Loan Maturity Date, as the case may be, with respect thereto, in each of clauses (a) through (d) including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Eurodollar Loans, CD Rate Loans or Competitive Loans, as the case may be, hereunder. This covenant shall survive termination of this Agreement and payment in full of the Obligations.

          3.16 Lenders' Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after it becomes aware that it has been or will be affected by the occurrence of an event or the existence of a condition described under subsection 3.12, 3.13 or 3.14(a), it will, to the extent not inconsistent with such Lender's generally applicable internal policies, use its best efforts to make, fund or maintain the affected Eurodollar Loans, CD Rate Loans or Competitive Loans, as the case may be, of such Lender through another lending office of such Lender if as a result thereof the additional moneys which would otherwise be required to be paid in respect of such Loans pursuant to subsection 3.12, 3.13 or 3.14(a) would be materially reduced or the illegality or other adverse circumstances which would otherwise require such payment pursuant to subsection 3.12, 3.13 or 3.14(a) would cease to exist and if, as determined by such Lender, in its sole discretion, the making, funding or maintaining of such Loans through such other lending office would not otherwise adversely affect such Loans or such Lender. The Company hereby agrees to pay all reasonable expenses incurred by any Lender in utilizing another lending office of such Lender pursuant to this subsection 3.16 if, upon being notified by such Lender of its intention to change lending offices in accordance with the preceding sentence, the Company requests such Lender to take the steps specified in this subsection 3.16. If the Company fails to make a request upon being so notified, such Lender shall have no obligations under this subsection 3.16.

          3.17 Replacement of Lender. If the Company is required to make a payment to any Lender pursuant to subsection 3.8, 3.12 or 3.14, or the obligation of any Lender to make Eurodollar Loans is suspended pursuant to subsection 3.13, the Company may, with the prior written consent of the Required Lenders (which consent may not be unreasonably withheld) and upon not less than 15 Business Days' prior notice to the Administrative Agent, immediately terminate the Commitment of such Lender and prepay such Lender's Loans, together with accrued interest thereon and all other amounts payable with respect thereto. Such termination shall not relieve the Company of its Obligations to such Lender under subsection 3.15 or 10.5 in respect of periods prior to such termination. The Required Lenders shall not withhold their consent to any such termination if the Company, on terms and conditions reasonably satisfactory to the Required Lenders, shall have located a banking institution, reasonably satisfactory to the Required Lenders, which shall have agreed to be substituted for such Lender on such terms and conditions as a Lender under this Agreement.


          SECTION 4.  CONDITIONS OF LENDING

          4.1 Conditions to the Initial Loans. The obligation of each Lender to make its initial Loan and the obligation of the relevant Issuing Lender to issue the initial Letter of Credit on or after the Effective Date shall be subject to the satisfaction of the following conditions precedent:

          (a) Agreement; Revolving Credit Notes and Competitive Loan Notes. The Administrative Agent shall have received (i) a counterpart of this Agreement for each Lender, duly executed by a Responsible Officer and (ii) an appropriate Revolving Credit Note and Grid Competitive Loan Note, for each Lender, conforming to the requirements hereof and duly executed by a Responsible Officer.

          (b) Corporate Proceedings. The Administrative Agent shall have received, with a copy for each Lender, a copy of the resolutions of the Board of Directors of the Company (or duly authorized committee thereof) authorizing the execution, delivery and performance of this Agreement, the Notes and the borrowings provided for herein. Such resolutions shall be certified by the Secretary or an Assistant Secretary of the Company, which certifications shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect as of such date.

          (c) Legal Opinions. The Administrative Agent shall have received, with a copy for each Lender, legal opinions, dated the Effective Date, of Sullivan & Cromwell and the General Counsel of the Company or other counsel satisfactory to the Lenders, substantially in the form of Exhibits G and H.

          (d) Cancellation of Existing Facilities. The Administrative Agent shall have received a copy of written irrevocable notices from the Company, PEPL and TETCO terminating the Commitments (as defined in each of the Existing Facilities) and directing the Agent (as so defined) to prepay by wire transfer, in immediately available funds, in full any loans and other extensions of credit then outstanding thereunder, together with accrued interest thereon, and any unpaid facility fees then accrued and all other amounts then due, upon receipt of the proceeds from the Loans or other funds available to or provided by the Company, PEPL and/or TETCO (which in the aggregate shall be in an amount at least sufficient to make all payments referred to in this subsection (d)).

          (e) Additional Matters. The Administrative Agent shall have received, with a copy for each Lender, such other certificates, opinions, documents and instruments relating to the transactions contemplated hereby as may have been reasonably requested by any Lender, and all corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders and their respective counsel.

          4.2 Conditions to All Loans and All Letters of Credit. The obligation of each Lender to make any Loan, other than a conversion or continuation of a Loan under subsection 3.10, or of the relevant Issuing Lender to issue a Letter of Credit (including, without limitation, its initial Loans requested to be made by it and, in the case of such Issuing Lender, its obligation to issue the initial Letter of Credit), is subject to the satisfaction of the following conditions precedent as of the date such Loan is made or such Letter of Credit is issued:

          (a) Non-Refunding Extensions of Credit. In the case of any Loan or Letter of Credit which does not involve a Refunding Extension of Credit:

           (i) the representations and warranties made by the Company in this Agreement shall be true and correct in all material respects on and as of such date immediately prior to and after giving effect to such Extension of Credit as if made on and as of such date, except to the extent such representations and warranties relate solely to an earlier date or period;

          (ii) no Default or Event of Default shall have occurred and be continuing on such date or shall occur after giving effect to the Loans requested to be made or the Letters of Credit requested to be issued; and

         (iii) with respect to the issuance of any Letter of Credit, the relevant Issuing Lender shall have received a Letter of Credit Application, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may reasonably request.

          (b) Refunding Extensions of Credit. In the case of any Loan or Letter of Credit involving solely a Refunding Extension of Credit:

           (i) no Event of Default shall have occurred and be continuing on such date or shall occur after giving effect to the Loans requested to be made or the Letter of Credit requested to be issued; and

          (ii) with respect to the issuance of any Letter of Credit, the relevant Issuing Lender shall have received a Letter of Credit Application, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may reasonably request.

Each borrowing of Loans, other than a conversion or continuation of a Loan under subsection 3.10, or issuance of a Letter of Credit under this Agreement, shall constitute a representation or warranty by the Company hereunder as of the date of such borrowing or such issuance that the conditions in clauses
(a)(i) and (ii) or in clause (b)(i) of this subsection 4.2 applicable thereto have been satisfied. Each conversion of a Loan into a Eurodollar Loan or CD Rate Loan under subsection 3.10 shall constitute a representation and warranty by the Company hereunder as of the date of such conversion that no Event of Default shall have occurred and be continuing on such date.


          SECTION 5.  REPRESENTATIONS AND WARRANTIES

          In order to induce the Lenders to enter into this Agreement and to make the Loans and to induce the Issuing Lenders to issue, and the Participating Lenders to participate in, the Letters of Credit as herein provided, the Company hereby represents and warrants to the Administrative Agent and to each Lender that:

          5.1 Financial Condition. The consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1994 and the related consolidated statements of income, common stockholders' equity, and cash flows for the year then ended, certified by KPMG

Peat Marwick LLP, copies of which have been heretofore furnished to each Lender, present fairly the consolidated financial position of the Company and its Subsidiaries as at such date, and the consolidated results of their operations and cash flows for the year then ended, in accordance with GAAP.
The unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 1995, together with unaudited consolidated statements of income and cash flows for the nine months ended September 30, 1994 and 1995, included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, present fairly the consolidated financial position of the Company and its Subsidiaries as of September 30, 1995 and the consolidated results of their operations and cash flows for the nine months ended September 30, 1994 and 1995, in conformity with GAAP applicable to Reports on Form 10-Q. Since September 30, 1995, there has been no change in the consolidated financial position or results of operations of the Company and its Subsidiaries which is reasonably likely to have a material adverse effect on the ability of the Company to repay the principal of and interest on the Loans and all other amounts payable under this Agreement in accordance with the terms of this Agreement and the Notes, except as set forth in, or contemplated by the disclosures contained in, the SEC Reports.

          5.2 Corporate Existence; Qualification. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of Delaware, (ii) has the corporate power and authority to own and operate its properties, to lease the properties it operates as lessee and to conduct the business in which it is currently engaged and (iii) is duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and where the failure to be so qualified and in good standing would have a material adverse effect on the business of the Company and its Subsidiaries taken as a whole.

          5.3 Corporate Power; Authorization; Enforceable Obligations. (a) The Company has the corporate power and authority to execute, deliver and perform this Agreement and the Notes. The Company has the corporate power and authority to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the Notes. The Company has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the Notes prior to the execution and delivery thereof.

          (b) No consent or authorization of, or filing with or other act by or in respect of, any Person (including, without limitation, any Governmental Authority) is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or the Notes or the consummation of the transactions contemplated hereby or thereby, except (i) for consents, authorizations and filings which have been obtained or made, as the case may be, and are in full force and effect, (ii) which are not required to be obtained or made prior to the date on which this representation is made or deemed made or (iii) the failure of which to obtain or make (x) would not have a material adverse effect on the business of the Company and its Subsidiaries taken as a whole or (y) would not materially adversely affect the ability of the Company to perform its obligations under this Agreement or the Notes.

          (c) This Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Notes have been duly authorized by the Company and, when executed, issued and delivered pursuant hereto, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          5.4 No Legal Bar. The execution, delivery and performance by the Company of this Agreement and the Notes, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Company except for such violations which would not have a material adverse effect on the business of the Company and its Subsidiaries taken as a whole, and will not result in, or require, the creation or imposition of, any Lien on any of its properties or revenues pursuant to any Requirement of Law or Contractual Obligation.

          5.5 No Material Litigation. No litigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Company, threatened by or against the Company or any of its Subsidiaries which is reasonably likely to have a material adverse effect on the ability of the Company to repay the principal of and interest on the Loans and all other amounts payable under this Agreement in accordance with the terms of this Agreement and the Notes, except as set forth in, or contemplated by the disclosures contained in, the SEC Reports.

          5.6 Margin Regulations. No part of the proceeds of any Loans hereunder will be used for any purpose which violates the provisions of Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. The Company is not engaged nor will it engage, principally, or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under said Regulation U.

          5.7 ERISA. (i) No employee benefit plan established or maintained, or to which contributions have been made, by the Company or any Commonly Controlled Entity which is subject to Part 3 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), had an accumulated funding deficiency as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, (ii) no material liability to the Pension Benefit Guarantee Corporation has been incurred with respect to any such plan by the Company and (iii) neither any such plan nor any trustee or administrator of any such plan has engaged in a prohibited transaction which could subject any such plan, or any such trustee or administrator, or any party dealing with any such plan, to the tax or penalty on prohibited transactions imposed by
Section 4975 of the Code, except in any such case referred to in clause (i),
(ii) or (iii) which would not, individually or in the aggregate, have a material adverse effect on the business of the Company and its Subsidiaries taken as a whole. As used in this Agreement, the term "accumulated funding deficiency" has the meaning assigned to such term in ERISA and the term "prohibited transaction" shall have the meaning assigned to such term in said Section 4975.

          5.8 Environmental Regulations. Except as set forth in, or contemplated by the disclosures contained in, the SEC Reports, each of the Company and its Subsidiaries is in compliance with all Requirements of Law relating to pollution and environmental control in all jurisdictions in which it is presently doing business, except to the extent that the failure to comply therewith would not, individually or in the aggregate, have a material adverse effect on the business of the Company and its Subsidiaries taken as a whole.

          5.9 Investment Company Act, Public Utility Holding Company Act. The Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Company is not subject to any duty, obligation or liability as a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.


          SECTION 6.  AFFIRMATIVE COVENANTS

          The Company agrees that, so long as the Commitments remain in effect, any Loans or any Letter of Credit Obligations remain outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder, the Company shall, and, except in the case of the agreements set forth in subsections 6.1, 6.2 and 6.7, shall cause each of its Significant Subsidiaries to:

          6.1  Financial Statements.  Furnish to each Lender:

          (a) within 120 days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and stockholders' equity and cash flows for such year, setting forth in comparative form the figures for the previous year, reported on without qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing selected by the Company; and

          (b) within 60 days after the end of each of the first three quarterly periods of each fiscal year of the Company, a copy of the unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of each such quarter, the related unaudited consolidated statements of income of the Company and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through such date and the related unaudited consolidated statements of cash flows of the Company and its consolidated Subsidiaries for the portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the corresponding prior year-to-date period (subject to normal year-end audit adjustments).

The Company covenants and agrees that all such financial statements shall be prepared in accordance with GAAP (subject, in the case of interim statements, to normal year-end audit adjustments and except that such interim statements may be prepared in accordance with GAAP applicable to Reports on Form 10-Q) applied consistently throughout the periods reflected therein (except as disclosed therein).

          6.2  Certificates; Other Information.  Furnish to each Lender:

          (a) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and (b), a certificate of a Responsible Officer (i) stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default, except as specified in such certificate, (ii) stating, to the best of such Responsible Officer's knowledge, that all such financial statements have been prepared in accordance with GAAP (subject, in the case of interim statements, to normal year-end audit adjustments and except that such interim statements may have been prepared in accordance with GAAP applicable to Reports on Form 10-Q) applied consistently throughout the periods reflected therein (except as disclosed therein) and (iii) showing in detail the calculations supporting such statements in respect of subsection 7.1;

          (b) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally and all regular and periodic reports (other than on Form 11-K) and all final registration statements (other than on Form S-8) and final prospectuses, if any, filed by the Company with any securities exchange or with the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions; and

          (c) promptly, such additional financial and other information as any Lender may from time to time reasonably request through the Administrative Agent.

          6.3 Payment of Taxes. Pay and discharge, or cause the payment and discharge of, all federal and all other material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon any properties of the Company or any of its Significant Subsidiaries; provided that neither the Company nor any of its Significant Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and (if necessary) by proper proceedings if it has maintained adequate reserves (in the good faith judgment of management of the Company or the relevant Significant Subsidiary, as the case may be) with respect thereto in accordance with GAAP.

          6.4 Maintenance of Existence. Preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all material rights, privileges and franchises necessary or desirable in the normal conduct of its business (provided that the foregoing shall not prevent (i) any merger or consolidation of any Subsidiary with, or any sale or other disposition by any Subsidiary of any property or assets to, the Company or a Wholly-Owned Subsidiary or (ii) the taking of, or failure to take, any action which, in the opinion of the chief executive officer or chief financial officer of the Company, will not materially adversely affect the ability of the Company to perform its obligations hereunder); and comply with all Requirements of Law except to the extent the same is being contested in good faith and except to the extent that failure to comply therewith would not, in the aggregate, have a material adverse effect on the business of the Company and its Subsidiaries taken as a whole.

          6.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, normal wear and tear excepted, to the extent customary for companies in similar businesses; and

          (b) Maintain with financially sound insurance companies insurance on all its property in at least such amounts and with such deductibles as are usually maintained by, and against at least such risks as are usually insured against in the same general area by, companies engaged in the same or a similar business.

          6.6 Inspection of Property; Books and Records; Discussions. Upon reasonable notice to the Company by the Administrative Agent or 25% of the Lenders given through the Administrative Agent and at the expense of the relevant Lenders, permit representatives of any Lenders to visit and inspect such of their properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants. Each Lender shall hold all non-public information obtained pursuant to this subsection 6.6 confidential in accordance with its customary procedures in respect of confidential information and in any event subject to subsection 10.10(e) may make any disclosure to a Transferee or as required or requested by any Governmental Authority.

          6.7 Notices. Promptly give notice to the Administrative Agent and each Lender:

          (a)  of the occurrence of any Default or Event of Default; and

          (b) of any litigation or proceeding affecting the Company or any of its Subsidiaries (i) in which the amount claimed is $25,000,000 or more and not covered by insurance or (ii) in which injunctive or similar relief is sought, which in any such case referred to in clause (i) or (ii) if obtained would have a material adverse effect on the business of the Company and its Subsidiaries taken as a whole.

Each notice pursuant to this subsection 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company or such Subsidiary proposes to take with respect thereto.


          SECTION 7.  NEGATIVE COVENANTS

          The Company hereby agrees that, so long as the Commitments remain in effect, any Loans or any Letter of Credit Obligations remain outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent, the Company shall not, and, in the case of subsections 7.2, 7.5 and 7.6, shall not permit any of its Subsidiaries to, directly or indirectly:

          7.1 Maintenance of Consolidated Indebtedness to Consolidated Capitalization Percentage Ratio of the Company. Permit the ratio (expressed as a percentage) of (a) Consolidated Indebtedness to (b) Consolidated Capitalization as at the end of any calendar quarter to be greater than 65%.

          7.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except:

          (a) Liens for taxes, assessments, governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves (in the good faith judgment of the Company) with respect thereto are maintained on the books of the Company in accordance with GAAP;

          (b) statutory Liens of landlords and carrier's, vendor's, warehousemen's, mechanic's, materialmen's, repairmen's, or other like Liens arising in the ordinary course of business if the obligations secured by such Liens are not overdue for a period of more than 60 days or which are being contested in good faith and (if necessary) by appropriate proceedings;

          (c) pledges or deposits and Liens under bonds required in connection with worker's compensation, unemployment insurance and other social security legislation incurred in the ordinary course of business;

          (d) Liens incurred or deposits to secure the performance of tenders, bids, contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company;

          (f) Liens arising from judgments or decrees in circumstances not constituting an Event of Default under subsection 8.1(g);

          (g) purchase money Liens securing obligations arising from the acquisition by the Company of property, provided that the principal amount of such obligations does not exceed the purchase price of such property;

          (h) (A) Liens in existence on the date of this Agreement, (B) Liens on any property existing at the time of acquisition thereof (including Liens on any property acquired from a Person which is merged into the Company) and (C) any extension, renewal or refunding of any Lien referred to in clause (A) or
(B), provided that no such Lien is extended to cover any additional property (other than replacement property) and that the amount of Indebtedness secured thereby is not increased;

          (i) Liens in respect of future demand charges or reservation charges sold by the Company or any Subsidiary not exceeding $275,000,000 at any one time;

          (j)  Liens in favor of the Company or any Subsidiary;

          (k) Liens in favor of the Administrative Agent, any Issuing Lender or the Lenders under this Agreement; and

          (l) other Liens securing obligations such that the aggregate book value (net of applicable reserves) of the assets securing such obligations does not exceed at any one time an amount equal to 10% of Consolidated Tangible Assets at such time.

          7.3 Consolidation, Merger, Etc. Consolidate with, merge into or sell, lease or otherwise dispose of its properties and assets as an entirety or substantially as an entirety to any Person in one transaction or any series of transactions.

          7.4 Principal Subsidiaries. (a) Fail to own, directly or indirectly, all of the outstanding shares of common stock of each of the Principal Subsidiaries or (b) create, incur, assume or suffer to exist any Lien upon any shares of common stock of any Principal Subsidiary owned by the Company or any of its Subsidiaries except Liens of the nature referred to in clauses (a), (f), (j) and (k) of subsection 7.2.

          7.5 Lines of Business. Engage in any line of business which is material to the Company and its Subsidiaries taken as a whole other than the lines of business in which the Company and its Subsidiaries are now engaged and other energy related lines of business.

          7.6 Asset Sales. Make any Asset Sale in any fiscal year if such Asset Sale, together with all other Asset Sales made during such fiscal year, will result in Asset Sales of property or assets with an aggregate fair market value (as determined in good faith by the Company) equal to or greater than 5% of Consolidated Tangible Assets at the time of such Asset Sale.


          SECTION 8.  EVENTS OF DEFAULT

          Upon the occurrence and during the continuance of any of the following events:

          (a) Payments. The Company shall fail to pay any principal of any Loan when due (whether at stated maturity, by acceleration or otherwise); or the Company shall fail to pay any interest on any Loan or any fee payable hereunder within ten days after the same becomes due and payable in accordance with the terms hereof; or

          (b) Representations and Warranties. Any representation, warranty or other statement made or deemed made by the Company herein or which is contained in any certificate furnished at any time pursuant to Section 4 hereof shall prove to have been untrue in any material respect on or as of the date made or deemed made or furnished; or

          (c) Certain Covenants. The Company shall default in the observance or performance of any covenant or agreement contained in subsection 7.1, 7.3, 7.4, 7.5 or 7.6; or

          (d) Other Covenants. The Company shall default in the observance or performance of any other covenant or agreement contained in this Agreement, and any such default referred to in this paragraph (d) shall continue unremedied for a period of 30 days after written notice from the Administrative Agent at the direction of the Required Lenders; or

          (e) Cross-Default. The Company, any of its Significant Subsidiaries or any Principal Subsidiary shall (i) default in any payment of principal of or interest on any other Indebtedness for borrowed money or deferred Indebtedness for the payment of the purchase price of property or assets purchased, in excess of $100,000,000 in the aggregate, beyond the period of grace, if any, provided in the agreement or instrument under which such Indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any agreement or instrument evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, without the further giving of notice or the further lapse of time, if required, such Indebtedness to become due prior to its stated maturity; provided, however, that if either (i) such Indebtedness shall have been paid or
(ii) such default or other event shall be cured by the Company, such Significant Subsidiary or such Principal Subsidiary, as the case may be, or waived by the holders of such Indebtedness and any acceleration of maturity having resulted from such default or other event or condition shall be rescinded or annulled, in each case in accordance with the terms of such agreement or instrument, without any modification of the terms of such Indebtedness requiring the Company, such Significant Subsidiary or such Principal Subsidiary, as the case may be, to furnish additional or other security therefor or reducing the average life to maturity thereof or increasing the principal amount thereof or any agreement by the Company, such Significant Subsidiary or such Principal Subsidiary, as the case may be, to furnish additional or other security therefor or to issue in lieu thereof Indebtedness secured by additional or other collateral or with a shorter average life to maturity or in a greater principal amount, then any default hereunder by reason thereof shall be deemed to have been thereupon cured or waived; or

          (f) Bankruptcy or Reorganization Proceeding. (i) The Company, any of its Significant Subsidiaries or any Principal Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company, any of its Significant Subsidiaries or any Principal Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company, any of its Significant Subsidiaries or any Principal Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company, any of its Significant Subsidiaries or any Principal Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company, any of its Significant Subsidiaries or any Principal Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any of the Company, any of its Significant Subsidiaries or any Principal Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay their respective debts as they become due; or

          (g) Judgments. One or more judgments or decrees for the payment of money shall be entered against the Company or any of its Significant Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance, except for any reasonable deductible) of $25,000,000 or more and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or decree, by reason of a pending appeal or otherwise, shall not be in effect or during which such judgment or decree shall not have been vacated or discharged; or

          (h) Change in Control of the Company. (i) Any Person or any Persons acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof, shall acquire direct or indirect beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of 50% or more of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of directors of the Company or (ii) the election by any Person or Group, together with any Affiliates thereof, of a sufficient number of its or their nominees to the Board of Directors of the Company such that such nominees, when added to any existing directors remaining on such Board of Directors after such election who are Affiliates of such Person or Group, shall constitute a majority of such Board of Directors; or

          (i) ERISA. Any accumulated funding deficiency shall exist with respect to any employee benefit plan established or maintained, or to which contributions have been made, by the Company or any Commonly Controlled Entity or the Company shall incur any material liability to the Pension Benefit Guarantee Corporation with respect to any such plan or any such plan or trustee or administrator thereof shall engage in a prohibited transaction, and in each case such event or condition, together with all such other events or conditions which have occurred and are continuing at such time, has a material adverse effect on the ability of the Company to perform its obligations under this Agreement or the Notes;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Company, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including amounts payable in respect of Letters of Credit whether or not the beneficiaries thereof shall have presented the drafts and other documents required thereunder) and the Notes shall immediately become due and payable and (B) if such event is any other Event of Default, any of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the direction of the Required Lenders, the Administrative Agent shall, by notice to the Company, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the direction of the Required Lenders, the Administrative Agent shall, by notice of default to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including amounts payable in respect of Letters of Credit whether or not the beneficiaries thereof shall have presented the drafts and other documents required thereunder) and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable; and
(iii) the Administrative Agent may, and upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided pursuant to this Agreement. With respect to all Letters of Credit that shall not have expired or with respect to which presentment for honor shall not have occurred, upon the occurrence of an Event of Default, the Company shall deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate undrawn face amount of such Letters of Credit for application to payments of drafts drawn thereunder, and the Administrative Agent shall use its best efforts to invest such amounts so deposited in United States Treasury bills or other Cash Equivalents designated by the Company; provided that the Administrative Agent shall not be liable to the Company for failure to invest or for any losses suffered as a result of any such investment or withdrawal. The unused portion of such amounts, if any, shall be returned to the Company after the respective expiry dates of the Letters of Credit and after all Obligations are paid in full. Except as expressly provided above in this
Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


          SECTION 9.  THE ADMINISTRATIVE AGENT AND THE ISSUING LENDERS

          9.1 Appointment. Each Lender hereby irrevocably designates and appoints Chemical as the Administrative Agent of such Lender under this Agreement, the Notes and each other agreement (if any) entered into pursuant to this Agreement (collectively, the "Credit Documents") and Chemical and each other Lender so designated hereunder as the Issuing Lenders under this Agreement, and each such Lender irrevocably authorizes Chemical as the Administrative Agent for such Lender and Chemical and each other Issuing Lender as Issuing Lenders to take such action on its behalf under the provisions of this Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent or the Issuing Lenders, as the case may be, by the terms of this Agreement and each other Credit Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Administrative Agent nor the Issuing Lenders shall have any duties or responsibilities, except those expressly set forth herein and in the other Credit Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent and the Issuing Lenders.

          9.2 Delegation of Duties. The Administrative Agent and the Issuing Lenders may execute any of their respective duties under this Agreement or the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor any Issuing Lender shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          9.3 Exculpatory Provisions. Neither the Administrative Agent nor any Issuing Lender nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Credit Document (except for its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or for any failure of the Company or any other Person to perform its obligations hereunder or thereunder. Neither the Administrative Agent nor any Issuing Lender shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document or to inspect the properties, books or records of the Company or any of its Subsidiaries. This subsection 9.3 is intended to govern the relationship between the Administrative Agent and the Issuing Lenders, on the one hand, and the Lenders, on the other.

          9.4 Reliance by Administrative Agent and the Issuing Lenders. The Administrative Agent and the Issuing Lenders shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by any of them to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Administrative Agent or an Issuing Lender. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent and the Issuing Lenders shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless any such Person shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Issuing Lenders shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required

Lenders (or, if required by this Agreement, all of the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

          9.5 Notice of Default. Neither the Administrative Agent nor any Issuing Lender shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent or such Issuing Lender, as the case may be, has received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent or an Issuing Lender receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent and the Issuing Lenders shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent or the Issuing Lenders shall have received such directions, the Administrative Agent and the Issuing Lenders may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as they shall deem advisable in the best interests of the Lenders.

          9.6 Non-Reliance on Administrative Agent, Issuing Lenders and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor the Issuing Lenders nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the Issuing Lenders hereafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Issuing Lenders to any Lender. Each Lender represents to the Administrative Agent and the Issuing Lenders that it has, independently and without reliance upon the Administrative Agent, the Issuing Lenders or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, the Issuing Lenders or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement or under the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent or an Issuing Lender hereunder or under the other Credit Documents, neither the Administrative Agent nor such Issuing Lender shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of the Administrative Agent or the Issuing Lenders or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          9.7 Indemnification. The Lenders agree to indemnify the Administrative Agent and the Issuing Lenders in their respective capacities as such (to the extent not reimbursed by the

Company and without limiting the obligation of the Company to do so), ratably according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent or the Issuing Lenders in any way relating to or arising out of this Agreement or any other Credit Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the Issuing Lenders under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's or an Issuing Lender's gross negligence or willful misconduct. The agreements in this subsection 9.7 shall survive the payment of the Notes and all other amounts payable hereunder.

          9.8 Administrative Agent and Issuing Lenders in Their Individual Capacities. The Administrative Agent, each Issuing Lender and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company as though the Administrative Agent or such Issuing Lender were not the Administrative Agent or an Issuing Lender, respectively, hereunder. With respect to Loans made or renewed by it and any
Note issued to it, the Administrative Agent and the Issuing Lenders shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent or an Issuing Lender, and the terms "Lender" and "Lenders" shall include the Administrative Agent and the Issuing Lenders in their respective individual capacities.

          9.9 Successor Administrative Agent and Issuing Lenders. The Administrative Agent or any Issuing Lender may resign as Administrative Agent or Issuing Lender upon 30 days' notice to the Company and the Lenders. If the Administrative Agent or any Issuing Lender shall resign as Administrative Agent or Issuing Lender under this Agreement, then the Required Lenders during such 30-day period shall appoint from among the Lenders a successor agent or issuing bank for the Lenders, whereupon such successor agent or issuing bank shall succeed to the rights, powers and duties of the Administrative Agent or Issuing Lender being replaced and the term "Administrative Agent" or "Issuing Lender" shall mean such successor agent or issuing bank, respectively, effective upon its appointment, and the former Administrative Agent's or Issuing Lender's rights, powers and duties as Administrative Agent or Issuing Lender shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or Issuing Lender or any of the parties to this Agreement or any holders of the Notes; provided that no successor agent or issuing bank may be appointed by the Required Lenders without the prior written consent of the Company, which consent shall not be unreasonably withheld. After any retiring Administrative Agent's or Issuing Lender's resignation hereunder as the Administrative Agent or an Issuing Lender, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or an Issuing Lender under this Agreement.

          SECTION 10.  MISCELLANEOUS

          10.1 Amendments and Waivers. Neither this Agreement, any Note, any other Credit Document nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection 10.1. With the written consent of the Required Lenders, the Administrative Agent and the Company may, from time to time, enter into written amendments, supplements or modifications for the purpose of adding, deleting or changing any provisions to this Agreement, the Notes or any other Credit Document, or changing in any manner the rights of the Lenders or of the Company hereunder or thereunder or waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of this Agreement, the Notes or any other Credit Document or any Default or Event of Default and its consequences; provided that no such waiver and no such amendment, supplement or modification shall (a) extend the Termination Date or extend the maturity of any Loan or any installment thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any fee payable to the Lenders hereunder, or reduce the principal amount thereof, or increase the amount of any Lender's Commitment or Commitment Percentage, or amend, modify or waive any provision of this subsection 10.1 or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement, in each case without the written consent of all the Lenders or (b) amend, modify or waive any provision of Section 9 without the written consent of the then Administrative Agent or Issuing Lender affected by such amendment, modification or waiver. Any such waiver and any such amendment, supplement or modification shall apply to each of the Lenders equally and shall be binding upon the Company, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Company, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          10.2 Notices. Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile), and shall be deemed to have been duly given or made when delivered by hand, or five days after being deposited in the United States mail, postage prepaid, or, in the case of facsimile notice, when sent, and telephonically confirmed, or, in the case of a nationally recognized courier service, one Business Day after delivery to such courier service, addressed as follows in the case of the Company and the Administrative Agent, and as set forth on Schedule 1 in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

The Company:                            PanEnergy Corp
                                        5400 Westheimer Court
                                        Houston, Texas  77056-5310
                                        Attention:  Treasurer
                                        Facsimile:  (713) 627-4603
                                        Confirmation:  (713) 627-5900

The Administrative Agent:               Chemical Bank
                                        270 Park Avenue
                                        New York, New York  10017
                                        Attention: Energy Division
                                        Facsimile:  (212) 270-4892
                                        Confirmation: (212) 270-3531


provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsections 2.3, 2.15, 3.5, 3.6 and 3.10 shall not be effective until actually received.

          10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and issuance of Letters of Credit hereunder.

          10.5 Payment of Expenses and Taxes. The Company agrees (a) to pay or reimburse the Administrative Agent for all the reasonable fees and disbursements of counsel to the Administrative Agent incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, (b) to pay or reimburse each Lender and the Administrative Agent for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes and any such other documents, including, without limitation, the fees and disbursements of counsel to the Administrative Agent, and (c) to pay, indemnify and hold each Lender and the Administrative Agent harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes and any such other documents. This covenant shall survive the termination of this Agreement and payment in full of the Obligations.

          10.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender. No Lender may participate, assign or sell any of its Credit Exposure (as defined in subsection 10.7) except as required by operation of law, in connection with the merger, consolidation, dissolution or sale of any Lender or the sale of all or substantially all of the assets of such Lender or as provided in subsection 10.7, 10.8 or 10.9.

          10.7 Participations. Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more commercial banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any L/C Participating Interest of such Lender, any part of the Commitment of such Lender or any other interest of such Lender hereunder (in respect of any such Lender, its "Credit Exposure"); provided, however, that, except with the prior written consent of the Company and the Administrative Agent (which in each case shall not be unreasonably withheld), after giving effect to all of such sales by any Lender, and any other assignments permitted under this subsection 10.7 and 10.8, such Lender shall continue to have beneficial ownership of Credit Exposure equal to not less than 50% of its Commitment; and provided, further, that no Participant (other than an Affiliate of a Lender) shall be entitled under the relevant participation agreement to require such Lender to take or omit to take any action hereunder, except, to the extent any Participant has any interest directly affected thereby, that extends the Termination Date or the final maturity of any Note or any installment thereof or reduces the rate or extends the time of payment of interest thereon, or reduces any fee payable to the Lenders hereunder, or reduces the principal amount thereof, or changes the amount of any Lender's Commitment Percentage, or increases the amount of any Lender's Commitment. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note or L/C Participating Interest for all purposes under this Agreement, and the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Company agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement, any Note and any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note or the Issuing Lender with respect to any Letter of Credit; provided that such right of set-off shall be subject to the obligations of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in subsection 10.11. The Company also agrees that each Participant shall be entitled to the benefits of subsections 3.12, 3.13, 3.14 and 3.15 with respect to its participation in the Commitments, the Loans and the Letters of Credit outstanding from time to time; provided that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          10.8 Assignments. Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any other Lender or any Affiliate thereof, and, subject to the limitations set forth in the proviso to this sentence and with the consent of the Company and the Administrative Agent (which in each case shall not be unreasonably withheld) to one or more additional commercial banks or other financial institutions ("Purchasing Lenders") all or any part of its rights and obligations under this Agreement and its Notes and with respect to the Letters of Credit, pursuant to a Commitment Transfer Supplement, in the form of Exhibit I (a "Commitment Transfer Supplement"), executed by such Purchasing Lender, such transferor Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Company and the Administrative Agent), and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, however, that, except with the prior written consent of the Company (which consent shall not be unreasonably withheld) or in connection with a transfer pursuant to subsection 10.10(d), (i) the Commitment purchased by any such Purchasing Lender that is not then a Lender shall be equal to or greater than $15,000,000 and (ii) the transferor Lender which has transferred part of its Commitment to any such Purchasing Lender that is not then a Lender shall retain a Commitment, after giving effect to such sale, equal to or greater than $15,000,000 in the aggregate. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein to the same extent as if it were an original party hereto with the same Commitment Percentage set forth in such Commitment Transfer Supplement and no further action by the Company, the Lenders or the Administrative Agent shall be required in respect thereof except as otherwise provided herein, and (y) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto except, in respect of periods prior to such termination, with respect to subsections 3.8, 3.14, 3.15 and 10.5). Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and its Notes and with respect to the Letters of Credit. On or prior to the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement, the Company, at the Company's expense, shall execute and deliver to the Administrative Agent in exchange for each surrendered Note a new Note, to the order of such Purchasing Lender, and each Issuing Lender shall execute and deliver new Letter of Credit Participation Certificates, if appropriate, in each case in amounts equal to its respective percentages of Commitments or, as appropriate, the outstanding Loans as adjusted assumed by it pursuant to such Commitment Transfer Supplement and, if the transferor Lender has retained a Commitment or any Competitive Loans hereunder, a new Note or Notes to the order of the transferor Lender in an amount or amounts equal to the Commitment and any Competitive Loans retained by it hereunder. Such new Note or Notes shall be dated the Effective Date and shall otherwise be in the form of the Note replaced thereby. The Note surrendered by the transferor Lender shall be returned by the Administrative Agent to the Company marked "cancelled". If any Letter of Credit Participation Certificates have been issued to the transferor Lender and are then outstanding, appropriate adjustments by virtue of the issuance of new certificates to the Purchasing Lender and, if appropriate, the transferor Lender shall be made as promptly as practicable after the Transfer Effective Date.

          10.9 Transfers of Competitive Loans. (a) Any Competitive Loan Lender, in the ordinary course of its business and in accordance with applicable law, at any time may assign to one or more banks or other entities (each, a "Competitive Loan Assignee") any Competitive Loan owing to such Competitive Loan Lender and any Individual Competitive Loan Note held by such Lender evidencing such Competitive Loan, pursuant to a Competitive Loan Assignment executed by the assignor Competitive Loan Lender and the Competitive Loan Assignee.

          (b) Upon such execution, from and after the date of such Competitive Loan Assignment, the Competitive Loan Assignee shall be deemed, to the extent of the assignment provided for in such Competitive Loan Assignment, and subject to the provisions of subsections 10.9(c) and 10.9(d), to have the same rights and benefits of payment and enforcement with respect to such Competitive Loan and Individual Competitive Loan Note (including, without limitation, the applicable rights set forth in subsections 3.12, 3.13, 3.14 and 3.15) and the same rights of setoff and obligation to share pursuant to subsection 10.11 as it would have had if it were a Competitive Loan Lender hereunder.

          (c) Unless such Competitive Loan Assignment shall otherwise specify and a copy of such Competitive Loan Assignment shall have been delivered to the Administrative Agent for its acceptance and recording in the Register in accordance with subsection 10.10(a), the assignor under the Competitive Loan Assignment shall act as collection agent for the Competitive Loan Assignee thereunder, and the Administrative Agent shall pay all amounts received from the Company which are allocable to the assigned Competitive Loan or Individual Competitive Loan Note directly to such assignor without any liability to such Competitive Loan Assignee.

          (d) A Competitive Loan Assignee under a Competitive Loan Assignment shall not, by virtue of such Competitive Loan Assignment, become a party to this Agreement or a "Competitive Loan Lender", or have any rights to consent to or refrain from consenting to any amendment, waiver or other modification of any provision of this Agreement or any related document; provided that (i) the assignor under such Competitive Loan Assignment and such Competitive Loan Assignee may, in their discretion, agree between themselves upon the manner in which such assignor will exercise its rights under this Agreement and any related document, and (ii) if a copy of such Competitive Loan Assignment shall have been delivered to the Administrative Agent for its acceptance and recording in the Register in accordance with subsection 10.10(a), no such amendment, waiver or modification may reduce or postpone any payment of principal or interest or modify the Competitive Loan Maturity Date in respect of any Competitive Loan or Individual Competitive Loan Note assigned to such Competitive Loan Assignee without the written consent of such Competitive Loan Assignee.

          (e) If a Competitive Loan Assignee has caused a Competitive Loan Assignment to be recorded in the Register in accordance with subsection 10.10(a) such Competitive Loan Assignee may thereafter, in the ordinary course of its business and in accordance with applicable law, assign the relevant Competitive Loans and Individual Competitive Loan Notes to any Competitive Loan Lender, to any affiliate or subsidiary of such Competitive Loan Assignee or to any other financial institution that has total assets in excess of $1,000,000,000 and that in the ordinary course of its business extends credit of the same type as the Competitive Loans, and the foregoing provisions of this subsection 10.9 shall apply, mutatis mutandis, to any such assignment by a Competitive Loan Assignee. Except in accordance with the preceding sentence, Competitive Loans and Individual Competitive Loan Notes may not be further assigned by a Competitive Loan Assignee, subject to any legal or regulatory requirement that the Competitive Loan Assignee's assets must remain under its control.

          10.10 Register, Etc. (a) The Administrative Agent shall maintain at its address referred to in subsection 10.2 a copy of each Commitment Transfer Supplement and each Competitive Loan Assignment delivered to it and a register (the "Register") for the recordation of (i) the names and addressees of the Lenders and the Commitments of, and principal amount of the Loans owing to and L/C Participating Interests of, each Lender from time to time and (ii) with respect to each Competitive Loan Assignment delivered to the Administrative Agent, the name and address of the Competitive Loan Assignee and the principal amount of each Competitive Loan owing to such Competitive Loan Assignee. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender or Competitive Loan Assignee at any reasonable time and from time to time upon reasonable prior notice.

          (b) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Company and the Administrative Agent) together with payment by the Purchasing Lender to the Administrative Agent of a registration and processing fee of $2,500, the Administrative Agent shall (i) promptly accept such Commitment Transfer Supplement and (ii) on the Transfer Effective Date determined pursuant thereto (and as defined therein) record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Company.

          (c) Upon its receipt of a Competitive Loan Assignment executed by an assignor Competitive Loan Lender and a Competitive Loan Assignee, together with payment to the Administrative Agent of a registration and processing fee of $2,500 (which shall not be payable by the Company), the Administrative Agent promptly shall (i) accept such Competitive Loan Assignment, (ii) record the information contained therein in the Register and (iii) give notice of such acceptance and recordation to the assignor Competitive Loan Lender, the Competitive Loan Assignee and the Company.

          (d) If any Lender (or, if such Lender has participated all or any part of its Loans or Commitments or assigned any of its Competitive Loans, any of such Lender's Participants or Competitive Loan Assignees) does not agree with a proposal of the Company for an amendment, waiver or consent in respect of an issue described in clause (a) of the proviso to the second sentence of subsection 10.1, the Company, with the consent of the Required Lenders, may require that such Lender (and each of its Participants and Competitive Loan

Assignees, if any) transfer all of its right, title and interest under this Agreement and such Lender's Note or Notes to a bank identified by the Company who agrees to assume the obligations of such Lender (a "Proposed Lender") for a consideration equal to the outstanding principal amount of such Lender's Loans, together with interest thereon to the date of such transfer and all other amounts payable hereunder (including but not limited to amounts payable under subsection 3.15) to such Lender on or prior to the date of such transfer. No Lender shall withhold its consent to such a transfer if the fee and any consideration paid to such transferee are reasonably acceptable to such Lender. Subject to the execution and delivery of a Commitment Transfer Supplement, such Proposed Lender shall be a "Lender" for all purposes hereunder.

          (e) The Company authorizes each Lender to disclose to any Participant, Competitive Loan Assignee or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Company which has been delivered to such Lender by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Company in connection with such Lender's credit evaluation of the Company prior to entering into this Agreement; provided that, if non-public information is furnished, each Transferee shall execute and deliver to such Lender a confidentiality agreement between such Lender and the Transferee, substantially in the form previously approved by the Administrative Agent and the Company.

          (f) If, pursuant to subsection 10.7, 10.8 or 10.9, any interest in this Agreement or any Note or Letter of Credit is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee (unless such Transferee is a Lender purchasing under subsection 10.8) concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Administrative Agent and the Company) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Company or the transferor Lender with respect to any payments to be made to such Transferee, in respect of the Loans or Letters of Credit, (ii) to furnish to the transferor Lender, the Administrative Agent and the Company either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Participant claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender, the Administrative Agent and the Company) to provide the transferor Lender, the Administrative Agent and the Company a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

          (g) Nothing herein shall prohibit any Lender from pledging or assigning any Notes to any Federal Reserve Bank in accordance with applicable law.

          10.11 Adjustments; Set-Off. (a) If any Lender (a "Benefitted Lender") shall at any time receive any payment in respect of all or part of its Loans or L/C Participating Interests

(other than pursuant to subsections 3.8, 3.12, 3.13, 3.14, 3.15, 3.17, 10.8,
10.9 or 10.10(d)), or interest thereon, or receive any collateral in respect thereof or any amount under any guarantee in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (f) of Section 8, or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's Loans or L/C Participating Interests, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lender such portion of each such other Lender's Loans or L/C Participating Interests, or shall provide such other Lender with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees that each Lender so purchasing a portion of another Lender's Loans or L/C Participating Interests may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

          (b) In addition to any rights and remedies of the Lenders provided by law, upon the occurrence of an Event of Default, each Lender shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, to set off and apply against any indebtedness, whether matured or unmatured, of the Company to such Lender, any amount owing from such Lender to the Company, and the aforesaid right of set-off may be exercised by such Lender against the Company or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or executor, judgment or attachment creditor of the Company or against anyone else claiming through or against the Company or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or executor, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

          10.12 Existing Facilities. Each Lender which is a party to the Existing Facilities (the "Existing Lenders") agrees that the irrevocable notice and direction to be delivered by the Company, PEPL and TETCO to each Lender and the Administrative Agent pursuant to subsection 4.1(d) shall constitute sufficient notice of the termination of the Commitments (as defined in each Existing Facility) and the prepayment of any loans outstanding under the Existing Facilities, and hereby waives any express notice requirements under each Existing Facility in connection therewith.

          10.13 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

          10.14 GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          10.15 SUBMISSION TO JURISDICTION; WAIVERS. THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY:

          (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE APPELLATE COURTS FROM ANY THEREOF;

          (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND WAIVES TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

          (C) AGREES THAT, IF IT SHALL NOT HAVE A REGISTERED AGENT FOR SERVICE OF PROCESS IN THE STATE OF NEW YORK, THEN SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), AS THE CASE MAY BE, AT ITS ADDRESS SET FORTH IN SUBSECTION 10.2 OR AT SUCH OTHER ADDRESS OF WHICH THE LENDERS SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; AND

          (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

          10.16 Limitation of Interest. It is expressly stipulated and agreed to be the intent of the Company and each Lender at all times to comply with the law applicable to such Lender in connection with the Credit Documents governing the maximum rate or amount of interest payable on or in connection with the Credit Documents. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Credit Documents, or contracted for, charged, taken, reserved or received with respect to the Credit Documents, or if acceleration of the maturity of the Loans or if any prepayment by or on behalf of the Company results in the payment of any interest in excess of that permitted by applicable law, then it is the Company's and such Lender's express intent that all excess amounts theretofore collected by such Lender be credited on the principal balance of the Loans (or, if such Loans have been or would thereby be paid in full, refunded to the Company), and the provisions of the Credit Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced as to such Lender, without the necessity of the execution of any new document, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate the maturity of the Loans does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Lenders do not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to each Lender for the use, forbearance or detention of the indebtedness evidenced by the Credit Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the applicable usury ceiling. As used herein, the term "maximum rate" as to any Lender shall mean the maximum non-usurious rate of interest which may be lawfully contracted for, charged, taken, reserved or received by such Lender from the Company in connection with the Loans evidenced hereby under applicable law.

          10.17 Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto as to the subject matter hereof and supersedes any previous agreement, oral or written, as to such subject matter.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                                  PANHANDLE EASTERN CORPORATION,
                                  doing business as PANENERGY CORP



                                  By: [ILLEGIBLE]
                                     -----------------------------------------
                                     Title:  Treasurer and Assistant Secretary


                                  CHEMICAL BANK, as Administrative Agent,
                                  as an Issuing Lender and as a Lender



                                  By: /s/ JAMES H. RAMAGE
                                     -----------------------------------------
                                     Title:  Vice President


                                  BANK OF AMERICA ILLINOIS



                                  By: [ILLEGIBLE]
                                     -----------------------------------------
                                     Title:


                                  BANK OF MONTREAL



                                  By: /s/ JULIA BUTHAM
                                     -----------------------------------------
                                     Title: Director




                                  THE BANK OF NEW YORK



                                  By: /s/ RAYMOND J. PALMER
                                     -----------------------------------------
                                     Title: Vice President

                                  THE BANK OF NOVA SCOTIA



                                  By: /s/ F.C.H. ASHBY
                                     -----------------------------------------
                                     Title: Senior Manager Loan Operations


                                  BARCLAYS BANK PLC



                                  By: [ILLEGIBLE]
                                     -----------------------------------------
                                     Title: Director



                                  CIBC, INC.



                                  By: [ILLEGIBLE]
                                     -----------------------------------------
                                     Title: Authorized Signatory


                                  THE FIRST NATIONAL BANK OF BOSTON



                                  By: /s/ CAROL E. HOLLEY
                                     -----------------------------------------
                                     Title: Vice President


                                  THE FIRST NATIONAL BANK OF CHICAGO



                                  By: /s/ HELEN A. CARR
                                     -----------------------------------------
                                     Title: Attorney in Fact


                                  MELLON BANK, N.A.



                                  By: /s/ E. MARO CUENOD, JR.
                                     -----------------------------------------
                                     Title: First Vice President

                                  MORGAN GUARANTY TRUST COMPANY OF NEW YORK



                                  By: /s/ JOHN KANDYH
                                     -----------------------------------------
                                     Title: Vice President


                                  NATIONSBANK OF TEXAS, N.A.



                                  By: [ILLEGIBLE]
                                     -----------------------------------------
                                     Title: Senior Vice President


                                  NATIONAL WESTMINSTER BANK PLC NEW YORK BRANCH



                                  By: /s/ DAVID L. SMITH
                                     -----------------------------------------
                                     Title: Vice President


                                  NATIONAL WESTMINSTER BANK PLC NASSAU BRANCH



                                  By: /s/ DAVID L. SMITH
                                     -----------------------------------------
                                     Title: Vice President


                                  BANK OF TOKYO LTD., DALLAS AGENCY



                                  By: [ILLEGIBLE]
                                     -----------------------------------------
                                     Title: Vice President

                                  THE FUJI BANK, LIMITED (HOUSTON AGENCY)



                                  By: [ILLEGIBLE]
                                     -----------------------------------------
                                     Title: Vice President & Senior Manager


                                  THE LONG-TERM CREDIT BANK OF JAPAN, LTD.



                                  By: /s/ JOHN SULLIVAN
                                     -----------------------------------------
                                     Title: Joint General Manager


                                  THE ROYAL BANK OF CANADA



                                  By: /s/ EVERETT M. HARNER
                                     -----------------------------------------
                                     Title: Manager


                                  THE SANWA BANK, LIMITED, DALLAS AGENCY



                                  By: /s/ BRAIN J. HEAGLER
                                     -----------------------------------------
                                     Title: Vice President


                                  SOCIETE GENERALE, SOUTHWEST AGENCY


                                  By: /s/ RICHARD A. GOULD
                                     -----------------------------------------
                                     Title: Vice President

                                  THE TORONTO-DOMINION BANK, HOUSTON AGENCY


                                  By: /s/ WARREN FINLAY
                                     -----------------------------------------
                                     Title: Manager Credit


                                  UNION BANK OF SWITZERLAND, HOUSTON AGENCY


                                  By: /s/ DAN O. BOYLE
                                     -----------------------------------------
                                     Title: Managing Director



                                  By: /s/ FINLEY BIGGERSTAFF
                                     -----------------------------------------
                                     Title: Assistant Treasurer


                                  ARAB BANKING CORPORATION


                                  By: /s/ STEPHEN A. PLAUCHE
                                     -----------------------------------------
                                     Title: Vice President



                                  BANK OF SCOTLAND


                                  By: /s/ CATHERINE M. ONIFFREY
                                     -----------------------------------------
                                     Title: Vice President


                                  THE CHASE MANHATTAN BANK, N.A.


                                  By: /s/ BETTYLOU J. ROBERT
                                     -----------------------------------------
                                     Title: Vice President

                                  CHRISTIANIA BANK


                                  By: [ILLEGIBLE]
                                     -----------------------------------------
                                     Title: Vice President



                                  By: /s/ CARL-PETTER SVENDSEN
                                     -----------------------------------------
                                     Title: First Vice President


                                  FIRST INTERSTATE BANK OF TEXAS, N.A.


                                  By: /s/ COLLIE O. MICHAELS
                                     -----------------------------------------
                                     Title: Vice President


                                  THE BANK OF YOKOHAMA, LOS ANGELES AGENCY


                                  By: [ILLEGIBLE]
                                     -----------------------------------------
                                     Title: Deputy General Manager


                                  THE INDUSTRIAL BANK OF JAPAN TRUST COMPANY



                                  By: [ILLEGIBLE]
                                     -----------------------------------------
                                     Title: Senior Vice President


                                  THE MITSUBISHI BANK LIMITED, HOUSTON AGENCY


                                  By: /s/ SHOJI HONDA
                                     -----------------------------------------
                                     Title: General Manager

                                  THE NORTHERN TRUST COMPANY



                                  By: [ILLEGIBLE]
                                     -----------------------------------------
                                     Title: Commercial Realty Officer



                                  THE SUMITOMO BANK LIMITED, HOUSTON AGENCY



                                  By: /s/ HARUMITSU SEKI
                                     -----------------------------------------
                                     Title: General Manager

                                                                      Schedule 1
                                  Schedules to
                                Credit Agreement
                          dated as of January 31, 1996

                                LENDING OFFICES


Chemical Bank
140 East 45th Street, 29th Floor
New York, NY  10017
Attn:  Hilma Gabbidon
Telex:  166350
Answerback:  TCBHOU
Telecopy:  (212) 622-0002

         Domestic Lending Office:
                 Same as above

         Eurodollar Lending Office:
                 Same as above


Bank of America Illinois
231 South LaSalle Street, 10th Floor
Chicago, IL 60697
Attn:  Amy Goldstein
Telecopy:  (312) 974-9626

                 and


Bank of Montreal
115 South LaSalle Street
Chicago, IL  60603
Attn:
Telex:
Answerback:
Telecopy:

         Domestic Lending Office:
                 Same as above

         Eurodollar Lending Office:
                 Same as above


Bank of Montreal, Houston Agency
700 Louisiana, Suite 4400
Houston, TX  77002
Attn:  Mark E. Peterson

Telex:  775640
Answerback:  BMOHOU
Telecopy:  (713) 223-4007

         Domestic Lending Office:
                 Same as above

         Eurodollar Lending Office:
                 Same as above


The Bank of New York
One Wall Street
New York, NY  10286
Attn:  Raymond J. Palmer
Telex:  MCI 62763
Answerback:  BONY UW
Telecopy:  (212) 635-7923

         Domestic Lending Office:
                 Same as above

         Eurodollar Lending Office:
                 Same as above


The Bank of Nova Scotia-Atlanta Agency
600 Peachtree Street, N.E., Suite 2700
Atlanta, GA  30308
Attn:  Claude Ashby
Telex:  00542319
Answerback:  SCOTIABANK ATL
Telecopy:  (404) 888-8998

         Domestic Lending Office:
                 Same as above

         Eurodollar Lending Office:
                 Same as above

With a copy to:

Bank of Nova Scotia, Houston Rep. Office
2430 Two Shell Plaza
Houston, TX  77002
Attn:  R.R. Slaid

Barclays Bank PLC
222 Broadway, 12th Floor
New York, NY  10038
Attn:  Customer Service Unit
Telex:  126195
Answerback:  BARCLADOM NYK
Telecopy:  (212) 412-5002

         Domestic Lending Office:
                 Same as above

         Eurodollar Lending Office:
                 Same as above


CIBC, Inc.
2 Paces West
2727 Paces Ferry Road, Suite 1200
Atlanta, GA  30339
Attn:  Adrianne Burch
Telex:  54-2413
Answerback:  CANBANK ATL
Telecopy:  (404) 319-4950
           (404) 319-4951

         Domestic Lending Office:
                 Same as above

         Eurodollar Lending Office:
                 Same as above


The First National Bank of Boston
100 Federal Street, 01-15-4
Boston, MA  02110
Attn:  Lee A. Merkle
Telex:
Answerback:
Telecopy:  (617) 434-3652

         Domestic Lending Office:
                 Same as above

         Eurodollar Lending Office:
                 Bank of Boston
                 100 Federal St., 01-1B-12
                 Boston, MA  02110

The First National Bank of Chicago
One First National Plaza
Chicago, IL  60670
Attn:  Petroleum & Mining Division
Telex:
Answerback:
Telecopy:  (312) 658-0880

         Domestic Lending Office:
                 Same as above

         Eurodollar Lending Office:
                 Same as above


Mellon Bank, N.A.
Three Mellon Bank Center
Pittsburgh, PA  15259
Attn:  Loan Administration
Telex:  812367
Answerback:  MELBNK
Telecopy:  (412) 236-2027

         Domestic Lending Office:
                 Same as above

         Eurodollar Lending Office:
                 Same as above


Morgan Guaranty Trust Company of
  New York
60 Wall Street
New York, NY  10260
Attn:  John Kowalczuk
Telex:  ITT 420230
Answerback:  MGT UI
Telecopy:  (212) 648-7612

         Domestic Lending Office:
                 Same as above

         Eurodollar Lending Office:
                 Same as above

NationsBank of Texas, N.A.
700 Louisiana Street, 8th Floor
Houston, TX  77002
Attn:  Loan Services
Telex:  6829317
Answerback:  NATIONSBK-DAL
Telecopy:  (713) 247-6432

         Domestic Lending Office:
                 Same as above

         Eurodollar Lending Office:
                 Same as above


National Westminster Bank PLC
175 Water Street, Level 21
New York, NY  10038
Attn:  Gary Tenner
Telex:  233 222
Answerback:  NWBUR
Telecopy:  (212) 602-4180

         Domestic Lending Office:
                 Same as above

         Eurodollar Lending Office:
                 Same as above


Bank of Tokyo, Ltd., Dallas Agency
909 Fannin Street, Suite 1104
Houston, TX  77010
Attn:  Michael G. Meiss
Telex:
Answerback:
Telecopy:  (713) 658-8341

         Domestic Lending Office:
                 Same as above

         Eurodollar Lending Office:
                 Same as above

The Fuji Bank, Limited (Houston Agency)
1 Houston Center, Suite 4100
1221 McKinney Street
Houston, TX  77010
Attn:  Jenny Lin/Teri McPherson
Credit Contact:  Charles van Ravenswaay
Telex:  790-026
Answerback:  FUJIBANK HOU
Telecopy:  (713) 759-0048

         Domestic Lending Office:
                 Same as above

         Eurodollar Lending Office:
                 Same as above


The Long-Term Credit Bank of Japan, Ltd.
165 Broadway
New York, NY  10006
Attn:  Chikara Mano
Telex:  425722
Answerback:  LTCB-UI
Telecopy:  (212) 608-2371

         Domestic Lending Office:
                 Same as above

         Eurodollar Lending Office:
                 Same as above


The Royal Bank of Canada
1 Financial Square, 24th Floor
New York, NY 10005-3531
Attn:  Rosemary Addonizio, Loans Administration
Telex:  MCI 62519
Answerback:  ROYBAN
Telecopy:  (212) 428-2372

         Domestic Lending Office:
                 Same as above

         Eurodollar Lending Office:
                 Same as above

The Sanwa Bank, Limited, Dallas Agency
4100W Texas Commerce Tower
2200 Ross Avenue
Dallas, TX  75201
Attn:  Brian Heagler
Telex:  735282
Answerback:  SANWABK DAL
Telecopy:  (2214) 741-6535

         Domestic Lending Office:
                 Same as above

         Eurodollar Lending Office:
                 Same as above


Societe Generale, Southwest Agency
1111 Bagby, Suite 2020
Houston, Texas 77002
Attn:  Richard A. Gould
Telex:
Answerback:
Telecopy:  (713) 650-0824

         Domestic Lending Office:
                 2001 Ross Avenue, Suite 4800
                 Dallas, Texas 75201
                 Attn:  Ralph Saheb
                 Telecopy:  (214) 979-1104

         Eurodollar Lending Office:
                 Same as above


The Toronto-Dominion Bank, Houston Agency
909 Fannin, 17th Floor
Houston, TX  77010
Attn:  Jeff Jones
Telex:
Answerback:
Telecopy:  (713) 951-9921

         Domestic Lending Office:
                 Same as above

         Eurodollar Lending Office:
                 Same as above

Union Bank of Switzerland, Houston Agency
1100 Louisiana Street, Suite 4500
Houston, TX  77002
Attn:  Dan Boyle
Telex:  762 597
Answerback:  UBSHOU
Telecopy:  (713) 655-6555

         Domestic Lending Office:
                 Same as above

         Eurodollar Lending Office:
                 Same as above


Arab Banking Corporation (B.S.C.)
245 Park Avenue
New York, NY  10167
Attn:  Loan Manager
Telex:  661978 WU
Answerback:  ABC NY
Telecopy:  (212) 599-8385

         Domestic Lending Office:
                 Same as above

         Eurodollar Lending Office:
                 Same as above


Bank of Scotland
565 Fifth Avenue
New York, NY  10017
Attn:  Janet Taffe
Telex:  6801012
Answerback:  UBIFORN
Telecopy:  (212) 557-9460

         Domestic Lending Office:
                 Same as above

         Eurodollar Lending Office:
                 Same as above


Christiania Bank

11 West 42nd Street, 7th Floor
New York, NY  10026
Attn:  Jahn O. Roising
Telex:  824277
Answerback:  CHRBK
Telecopy:  (212) 827-4888

         Domestic Lending Office:
                 Same as above

         Eurodollar Lending Office:
                 Same as above


First Interstate Bank of Texas, N.A.
1000 Louisiana, 3rd Floor
Houston, TX  77002
Attn:  Ann Rhoads
Telex:  166488
Answerback:  FITXINTHOU
Telecopy:  (713) 250-7912

         Domestic Lending Office:
                 Same as above

         Eurodollar Lending Office:
                 Same as above


The Bank of Yokohama, Ltd., Los Angeles Agency
777 So. Figueroa Street, Suite 700
Los Angeles, CA  90017
Attn:  Mike Jackson
Telex:  TWX9103213395
Answerback:  HAMAGIN
Telecopy:  (213) 236-0007

         Domestic Lending Office:
                 Same as above

         Eurodollar Lending Office:
                 Same as above

The Chase Manhattan Bank, N.A.
One Chase Manhattan Plaza
New York, NY  10081
Attn:  Vito Cipriano
Telex:  62910 CMBUW
Telecopy:  (212) 552-1687

         Domestic Lending Office:
                 Same as above

         Eurodollar Lending Office:
                 Cayman Islands, B.W.I.
                 c/o The Chase Manhattan Bank, N.A.
                 One Chase Manhattan Plaza
                 New York, NY  10081


The Industrial Bank of Japan Trust Company
245 Park Avenue
New York, NY  10167-0037
Attn:  Ira Gottlieb
Telex:  425754
Answerback:  IBTC UI
Telecopy:  (212) 557-3581

         Domestic Lending Office:
                 Same as above

         Eurodollar Lending Office:
                 Same as above


The Mitsubishi Bank, Limited, Houston Agency
2 Houston Center, Suite 3100
909 Fannin Street
Houston, TX  77010
Attn:  Barrie Hogue
Telex:  791211
Answerback:  BISHIHOV
Telecopy:  (713) 658-0116

         Domestic Lending Office:
                 Same as above

         Eurodollar Lending Office:
                 Same as above

The Northern Trust Company
50 South LaSalle Street
Chicago, IL  60675
Attn:  Mark A. Short
Telex:  WUD 254419
Answerback:  NORTRUST CGO
Telecopy:  (312) 630-1566

         Domestic Lending Office:
                 Same as above

         Eurodollar Lending Office:
                 Same as above


The Sumitomo Bank, Limited, Houston Agency
NCNB Center
700 Louisiana, Suite 1750
Houston, TX  77002
Attn:  Akihiko Yuasa
Telex:  774417
Answerback:  SUMITBANK HOUA
Telecopy:  (713) 759-0020

         Domestic Lending Office:
                 Same as above

         Eurodollar Lending Office:
                 Same as above

                                                                      Schedule 2
                          REVOLVING CREDIT COMMITMENTS


                                                                                                     Percentage
                                                                           Commitment                    of
       Lender                                                             (in millions)              Commitments
       -----
       Chemical Bank                                                          $ 17.0                    4.25%

       Bank of America Illinois                                                 18.5                    4.625
       Bank of Montreal                                                         18.5                    4.625
       The Bank of New York                                                     18.5                    4.625
       The Bank of Nova Scotia                                                  18.5                    4.625
       Barclays Bank PLC                                                        18.5                    4.625
       CIBC, Inc.                                                               18.5                    4.625
       The First National Bank of Boston                                        18.5                    4.625
       The First National Bank of Chicago                                       18.5                    4.625
       Mellon Bank, N.A.                                                        18.5                    4.625
       Morgan Guaranty Trust Company of New York                                18.5                    4.625
       NationsBank of Texas, N.A.                                               18.5                    4.625
       National Westminster Bank PLC                                            18.5                    4.625

       Bank of Tokyo, Ltd., Dallas Agency                                       12.0                      3.0
       The Fuji Bank, Limited (Houston Agency)                                  12.0                      3.0
       The Long-Term Credit Bank of Japan, Ltd.                                 12.0                      3.0
       The Royal Bank of Canada                                                 12.0                      3.0
       The Sanwa Bank, Limited, Dallas Agency                                   12.0                      3.0
       Societe Generale, Southwest Agency                                       12.0                      3.0
       The Toronto-Dominion Bank, Houston Agency                                12.0                      3.0
       Union Bank of Switzerland, Houston Agency                                12.0                      3.0

       Arab Banking Corporation (B.S.C.)                                         6.5                    1.625
       Bank of Scotland                                                          6.5                    1.625
       Christiania Bank                                                          6.5                    1.625
       First Interstate Bank of Texas, N.A.                                      6.5                    1.625
       The Bank of Yokohama, Ltd., Los Angeles Agency                            6.5                    1.625
       The Chase Manhattan Bank, N.A.                                            6.5                    1.625
       The Industrial Bank of Japan Trust Company                                6.5                    1.625
       The Mitsubishi Bank, Limited, Houston Agency                              6.5                    1.625
       The Northern Trust Company                                                6.5                    1.625
       The Sumitomo Bank, Limited, Houston Agency                                6.5                    1.625
                                                                              ------                    -----
               Total                                                          $400.0                    100.0%
                                                                              ======                    =====

                                                                      Schedule 3
                            EXCLUDED SALES OF ASSETS


PEPL's transmission and gathering system west of Haven, Kansas known as the "West End System."

The two liquefied natural gas tankers owned by Lachmar, a Delaware partnership, and related parts and equipment.

PEPL's headquarters building and related assets located at 5400 Westheimer Court, Houston, Texas.

Transportation equipment and related facilities of the Company and its Subsidiaries.

Any investment in any entity (other than the Principal Subsidiaries) in which the Company and/or its Subsidiaries owns less than 100% of the equity interest.

                                                                    EXHIBIT A TO
                                                                CREDIT AGREEMENT
                     FORM OF COMPETITIVE LOAN CONFIRMATION


                                                            ____________, 199__



Chemical Bank, as Administrative Agent
270 Park Avenue
New York, New York  10017


         Reference is made to the Credit Agreement (Five Year Facility), dated as of January 31, 1996, among the undersigned, the Lenders named therein, and Chemical Bank, as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         In accordance with subsection 2.15(d) of the Credit Agreement, the undersigned accepts and confirms the offers by Competitive Loan Lender(s) to make Competitive Loans to the undersigned on ________________, 199__ [Competitive Loan Borrowing Date] under subsection 2.15(b) [index rate] or 2.15(c) [fixed rate] in the (respective) amount(s) set forth on the attached list of Competitive Loans offered.

                                        Very truly yours,

                                        PANHANDLE EASTERN CORPORATION,
                                        doing business as PANENERGY CORP



                                        By:
                                            -----------------------------------
                                            Title:


[The Company must attach Competitive Loan Offer list prepared by Administrative Agent with accepted amount entered by the Company to right of each Competitive Loan Offer.]

                                                                    EXHIBIT B TO
                                                                CREDIT AGREEMENT

                         FORM OF COMPETITIVE LOAN OFFER


Chemical Bank, as Administrative Agent                       ____________, 199__
270 Park Avenue
New York, New York  10017


         Reference is made to the Credit Agreement (Five Year Facility), dated as of January 31, 1996, among Panhandle Eastern Corporation, a Delaware corporation, doing business as PanEnergy Corp, the Lenders named therein, and Chemical Bank, as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. In accordance with subsection 2.15(b) [index rate] or 2.15(c) [fixed rate] of the Credit Agreement, the undersigned Competitive Loan Lender offers to make Competitive Loans thereunder in the following amounts with the following maturity dates:

--------------------------------------------------------------------------------
 Competitive Loan Borrowing
 Date:    _______________, 199__           Aggregate Maximum Amount $__________

--------------------------------------------------------------------------------

   Maturity Date 1:                        Maximum Amount: $_________________
          _______________, 199__           $____________ offered at __________*
                                           $____________ offered at __________*

--------------------------------------------------------------------------------

   Maturity Date 2:                        Maximum Amount: $_________________
          _______________, 199__           $____________ offered at __________*
                                           $____________ offered at __________*

--------------------------------------------------------------------------------

   Maturity Date 3:                        Maximum Amount: $_________________
          _______________, 199__           $____________ offered at __________*
                                           $____________ offered at __________*

--------------------------------------------------------------------------------

                                        Very truly yours,

                                        [NAME OF COMPETITIVE LOAN LENDER]


                                        By
                                          --------------------------------------
                                        Name
                                            ------------------------------------
                                        Title
                                             -----------------------------------
                                        Telephone No.
                                                     ---------------------------
                                        Fax No.
                                               ---------------------------------




__________________________________

* Insert the interest rate offered for the specified loan amount. In the case of Index Rate Competitive Loans, insert a margin bid. In the case of Fixed Rate Competitive Loans, insert a fixed rate bid.

                                                                    EXHIBIT C TO
                                                                CREDIT AGREEMENT

                        FORM OF COMPETITIVE LOAN REQUEST

                                                          _______________, 199__

Chemical Bank, as Administrative Agent
270 Park Avenue
New York, New York  10017


         Reference is made to the Credit Agreement (Five Year Facility), dated as of January 31, 1996, among the undersigned, the Lenders named therein, and Chemical Bank, as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         This is [an Index Rate] [a Fixed Rate] Competitive Loan Reques(1) pursuant to subsection 2.14(a) of the Credit Agreement requesting quotes for the following Competitive Loans:


=============================================================================================
                                             Loan 1             Loan 2              Loan 3
---------------------------------------------------------------------------------------------
Aggregate Principal Amount                $__________        $__________        $__________
---------------------------------------------------------------------------------------------
Borrowing Date
---------------------------------------------------------------------------------------------
Competitive Loan Maturity Date
---------------------------------------------------------------------------------------------
Interest Payment Dates
=============================================================================================


                                            Very truly yours,

                                            PANHANDLE EASTERN CORPORATION,
                                            doing business as PANENERGY CORP



                                            By:
                                                --------------------------------
                                                Title:





__________________________________

(1) Pursuant to the Credit Agreement, a Competitive Loan Request may be transmitted in writing (including by facsimile transmission), or by telephone, immediately confirmed by facsimile transmission. In any case, a Competitive Loan Request shall contain the information specified in the second paragraph of this form.

                                                                    EXHIBIT D TO
                                                                CREDIT AGREEMENT

               FORM OF LETTER OF CREDIT PARTICIPATION CERTIFICATE





                                                                __________, 19__





Name of Lender


Dear Sirs:

         Pursuant to subsection 2.7 of the Credit Agreement (Five Year Facility) dated as of January 31, 1996 (the "Credit Agreement"; terms defined in the Credit Agreement being used herein with their respective defined meanings) among Panhandle Eastern Corporation, a Delaware corporation, doing business as PanEnergy Corp, the financial institutions parties thereto (the "Lenders") and Chemical Bank, as Administrative Agent for the Lenders, the undersigned hereby acknowledges receipt from you on the date hereof of an L/C Participating Interest in the amount of ____________________ DOLLARS ($_________) in the following [Standby L/C] [Commercial L/C] and the Letter of Credit Application relating thereto.

                                            Very truly yours,

                                            [ISSUING LENDER]



                                            By:
                                                --------------------------------
                                                Title:

                                                                    EXHIBIT E TO
                                                                CREDIT AGREEMENT

                         FORM OF REVOLVING CREDIT NOTE

                             REVOLVING CREDIT NOTE


                                                              New York, New York
                                                                January 31, 1996



         FOR VALUE RECEIVED, the undersigned, PANHANDLE EASTERN CORPORATION, a Delaware corporation, doing business as PanEnergy Corp (the "Company"), hereby unconditionally promises to pay on the Termination Date to the order of [NAME OF LENDER] (the "Lender") at the office of Chemical Bank located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) _________________________ DOLLARS ($________) and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the undersigned pursuant to subsection 2.1 of the Credit Agreement referred to below.

         The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof at the applicable rate per annum set forth in subsection 3.1 of the Credit Agreement referred to below until any such amount shall become due and payable (whether at the stated maturity, by acceleration or otherwise), and thereafter on such overdue amount at the rate per annum set forth in subsection 3.1(e) of said Credit Agreement until paid in full (both before and after judgment). Interest shall be payable in arrears on each Interest Payment Date, commencing on the first such date to occur after the date hereof and upon payment (including prepayment) in full of the unpaid principal amount hereof.

         The holder of this Note is authorized to record the date, Type and amount of each Loan made by the Lender pursuant to subsection 2.1 of said Credit Agreement, the date and amount of each payment or prepayment of principal with respect thereto, the length of each Interest Period with respect to each Loan made and/or maintained as a Eurodollar Loan or CD Rate Loan and the Eurodollar Rate or Adjusted CD Rate and each conversion made pursuant to subsection 3.10 of said Credit Agreement on the schedules annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which recordation shall constitute prima facie evidence of the accuracy of the information recorded; provided that failure by the Lender to make any such recordation on this Note shall not affect the obligations of the Company under this Note or said Credit Agreement.

         This Note is one of the Revolving Credit Notes referred to in the Credit Agreement (Five Year Facility) dated as of January 31, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Panhandle Eastern Corporation, doing business as PanEnergy Corp, the Lender, the other financial institutions parties thereto, and Chemical Bank, as Administrative Agent, is entitled to the benefits thereof and is subject to prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

         Upon the occurrence of any one or more of the Events of Default specified in said Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                        PANHANDLE EASTERN CORPORATION,
                                        doing business as PANENERGY CORP



                                        By:
                                            ------------------------------------
                                            Title:

                                                                 SCHEDULE A
                                                                    to
                                                           Revolving Credit Note

                       LOANS, CONVERSIONS AND PAYMENTS
                          WITH RESPECT TO ABR LOANS



                       Amount of ABR
                        Loans Made or           Amount of ABR Loans
                        Converted from         Paid or Converted into         Unpaid Principal
                     Eurodollar Loans or        Eurodollar Loans or              Balance of
   Date                 CD Rate Loans              CD Rate Loans                 ABR Loans               Notation Made by
----------           -------------------       ----------------------         ----------------           -----------------
----------           -------------------       ----------------------         ----------------           -----------------

----------           -------------------       ----------------------         ----------------           -----------------

----------           -------------------       ----------------------         ----------------           -----------------

----------           -------------------       ----------------------         ----------------           -----------------

----------           -------------------       ----------------------         ----------------           -----------------

----------           -------------------       ----------------------         ----------------           -----------------

----------           -------------------       ----------------------         ----------------           -----------------

----------           -------------------       ----------------------         ----------------           -----------------

----------           -------------------       ----------------------         ----------------           -----------------

----------           -------------------       ----------------------         ----------------           -----------------

----------           -------------------       ----------------------         ----------------           -----------------

----------           -------------------       ----------------------         ----------------           -----------------

----------           -------------------       ----------------------         ----------------           -----------------

----------           -------------------       ----------------------         ----------------           -----------------

----------           -------------------       ----------------------         ----------------           -----------------

                                                                  SCHEDULE B
                                                                     to
                                                           Revolving Credit Note

                       LOANS, CONVERSIONS AND PAYMENTS
                       WITH RESPECT TO EURODOLLAR LOANS



                          Amount of                                              Amount of            Unpaid
                       Eurodollar Loans           Interest Period            Eurodollar Loans       Principal
                      Made or Converted           and Eurodollar             Paid or Converted       Balance of
                      from ABR Loans or          Rate with Respect           into ABR Loans or       Eurodollar       Notation
  Date                   CD Rate Loans                 Thereto                  CD Rate Loans           Loans          Made By
---------           --------------------       ----------------------        ------------------     -------------    ------------
---------           --------------------       ----------------------        ------------------     -------------    ------------

---------           --------------------       ----------------------        ------------------     -------------    ------------

---------           --------------------       ----------------------        ------------------     -------------    ------------

---------           --------------------       ----------------------        ------------------     -------------    ------------

---------           --------------------       ----------------------        ------------------     -------------    ------------

---------           --------------------       ----------------------        ------------------     -------------    ------------

---------           --------------------       ----------------------        ------------------     -------------    ------------

---------           --------------------       ----------------------        ------------------     -------------    ------------

---------           --------------------       ----------------------        ------------------     -------------    ------------

---------           --------------------       ----------------------        ------------------     -------------    ------------

---------           --------------------       ----------------------        ------------------     -------------    ------------

---------           --------------------       ----------------------        ------------------     -------------    ------------

---------           --------------------       ----------------------        ------------------     -------------    ------------

---------           --------------------       ----------------------        ------------------     -------------    ------------

---------           --------------------       ----------------------        ------------------     -------------    ------------

                                                                  SCHEDULE C
                                                                       to
                                                           Revolving Credit Note

                       LOANS, CONVERSIONS AND PAYMENTS
                        WITH RESPECT TO CD RATE LOANS



                                                                 Amount of CD Rate
                      Amount of CD Rate                             Loans Paid or           Unpaid
                        Loans Made or                            Converted into ABR        Principal
                        Converted from       Interest Period           Loans or            Balance of
                         ABR Loans or        and CD Rate with       Eurodollar Rate          CD Rate         Notation
    Date              Eurodollar Loans       Respect Thereto            Loans                Loans            Made By
-------------       -------------------     -----------------   --------------------     -------------      -----------

-------------       -------------------     -----------------   --------------------     -------------      -----------

-------------       -------------------     -----------------   --------------------     -------------      -----------

-------------       -------------------     -----------------   --------------------     -------------      -----------

-------------       -------------------     -----------------   --------------------     -------------      -----------

-------------       -------------------     -----------------   --------------------     -------------      -----------

-------------       -------------------     -----------------   --------------------     -------------      -----------

-------------       -------------------     -----------------   --------------------     -------------      -----------

-------------       -------------------     -----------------   --------------------     -------------      -----------

-------------       -------------------     -----------------   --------------------     -------------      -----------

-------------       -------------------     -----------------   --------------------     -------------      -----------

-------------       -------------------     -----------------   --------------------     -------------      -----------

-------------       -------------------     -----------------   --------------------     -------------      -----------

-------------       -------------------     -----------------   --------------------     -------------      -----------

-------------       -------------------     -----------------   --------------------     -------------      -----------

                                                                  EXHIBIT F-1 TO
                                                                CREDIT AGREEMENT

                       FORM OF GRID COMPETITIVE LOAN NOTE

                             COMPETITIVE LOAN NOTE


$400,000,000                                                  New York, New York
                                                                January 31, 1996


         FOR VALUE RECEIVED, the undersigned, PANHANDLE EASTERN CORPORATION, a Delaware corporation, doing business as PanEnergy Corp (the "Company"), hereby unconditionally promises to pay to the order of [NAME OF LENDER] (the "Competitive Loan Lender") at the office of Chemical Bank located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) FOUR HUNDRED MILLION DOLLARS ($400,000,000) and (b) the aggregate unpaid principal amount of all Competitive Loans made by the Competitive Loan Lender to the Borrower pursuant to subsection 2.13 of the Credit Agreement referred to below. The principal amount of each Competitive Loan evidenced hereby shall be payable on the Competitive Loan Maturity Date therefor set forth on the schedule annexed hereto and made a part hereof or on a continuation of such schedule which shall be attached hereto and made a part hereof (the "Grid"). The Company further agrees to pay interest in like money at such office on the unpaid principal amount of each Competitive Loan evidenced hereby, at the rate per annum set forth in respect of such Competitive Loan on the Grid, calculated on the basis of a year of 360 days and actual days elapsed from the date of such Competitive Loan until the due date thereof (whether at the stated maturity, by acceleration or otherwise), and thereafter on such overdue amount at the rate per annum set forth in subsection 3.1(e) of said Credit Agreement until paid in full (both before and after judgment). Interest on each Competitive Loan evidenced hereby shall be payable on the date or dates set forth in respect of such Competitive Loan on the Grid. Competitive Loans evidenced by this Note may not be prepaid.

         The holder of this Note is authorized to record on the Grid the date, amount, interest rate, Interest Payment Dates and Competitive Loan Maturity Date in respect of each Competitive Loan made pursuant to subsection 2.13 of said Credit Agreement, and amount of each payment of principal with respect thereto. Each such recordation shall constitute prima facie evidence of the accuracy of the information recorded; provided, that failure by the Competitive Loan Lender to make any such recordation shall not affect the obligations of the Company under this Note or said Credit Agreement.

         This Note is one of the Competitive Loan Notes referred to in the Credit Agreement (Five Year Facility) dated as of January 31, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Panhandle Eastern Corporation, a Delaware corporation, doing business as PanEnergy Corp, the Competitive Loan Lender, the other banks and financial institutions parties thereto, and Chemical Bank, as Administrative Agent and is entitled to the benefits thereof. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

         Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.





                                    F-1-1

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                       PANHANDLE EASTERN CORPORATION,
                                       doing business as PANENERGY CORP



                                       By:
                                           --------------------------------
                                           Title:





                                    F-1-2

                         SCHEDULE OF COMPETITIVE LOANS



                                                              Interest
                 Amount of                                    Payment            Maturity          Payment         Notation
  Date             Loan              Interest Rate             Dates               Date              Date           Made by
---------       -----------       -----------------       ---------------     -------------     -------------   -------------

---------       -----------       -----------------       ---------------     -------------     -------------   -------------

---------       -----------       -----------------       ---------------     -------------     -------------   -------------

---------       -----------       -----------------       ---------------     -------------     -------------   -------------

---------       -----------       -----------------       ---------------     -------------     -------------   -------------

---------       -----------       -----------------       ---------------     -------------     -------------   -------------

---------       -----------       -----------------       ---------------     -------------     -------------   -------------

---------       -----------       -----------------       ---------------     -------------     -------------   -------------

---------       -----------       -----------------       ---------------     -------------     -------------   -------------

---------       -----------       -----------------       ---------------     -------------     -------------   -------------

---------       -----------       -----------------       ---------------     -------------     -------------   -------------

---------       -----------       -----------------       ---------------     -------------     -------------   -------------

---------       -----------       -----------------       ---------------     -------------     -------------   -------------

---------       -----------       -----------------       ---------------     -------------     -------------   -------------



                                    F-1-3

                                                                  EXHIBIT F-2 TO
                                                                CREDIT AGREEMENT

                    FORM OF INDIVIDUAL COMPETITIVE LOAN NOTE

                        INDIVIDUAL COMPETITIVE LOAN NOTE


$_______________                                             New York, New York
                                                            __________ ___, 199_


         FOR VALUE RECEIVED, the undersigned, PANHANDLE EASTERN CORPORATION, a Delaware corporation, doing business as PanEnergy Corp (the "Company"), hereby unconditionally promises to pay on ___________, 199_ to the order of [NAME OF LENDER] (the "Competitive Loan Lender") at the office of Chemical Bank located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal sum of ________________ DOLLARS ($___________). The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof at the rate of __% per annum (calculated on the basis of a year of 360 days and actual days elapsed) until the due date hereof (whether at the stated maturity, by acceleration or otherwise), and thereafter on such overdue amount at the rate per annum set forth in subsection 3.1(e) of the Credit Agreement (Five Year Facility) dated as of January 31, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Panhandle Eastern Corporation, doing business as PanEnergy Corp, the Competitive Loan Lender, the other financial institutions parties thereto, and Chemical Bank, as Administrative Agent, until paid in full (both before and after judgment). Interest shall be payable on the Interest Payment Date or Dates determined as provided in subsections 3.1(d) and 3.1(f) of the Credit Agreement.

         This Note is one of the Individual Competitive Loan Notes referred to in, is subject to and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires. This Note may not be prepaid.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                        PANHANDLE EASTERN CORPORATION,
                                        doing business as PANENERGY CORP



                                        By:
                                            ----------------------------------
                                            Title:





                                    F-2-1

                                                                    EXHIBIT G TO
                                                                CREDIT AGREEMENT
                     FORM OF OPINION OF SULLIVAN & CROMWELL



                                        January 31, 1996



To the Lenders and the Administrative Agent
Referred to Below


Dear Sirs:

                 We have acted as special counsel to Panhandle Eastern Corporation, a Delaware corporation, doing business as PanEnergy Corp (the "Company"), in connection with the Credit Agreement (Five Year Facility), dated as of January 31, 1996 (the "Credit Agreement"), among the Company, the several financial institutions party thereto (the "Lenders") and Chemical Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). All capitalized terms used herein which are not otherwise defined are used herein with the meanings assigned to such terms in the Credit Agreement.

                 We have examined executed copies of the Credit Agreement, the Revolving Credit Notes and the Competitive Loan Notes delivered on the date hereof, as well as such records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

                 Based upon the foregoing, we are of the opinion that:

                 1. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own and operate its properties, to lease the properties it operates as lessee and to conduct the businesses in which it is currently engaged.

                 2. The Company has the corporate power and authority to execute, deliver and perform the Credit Agreement and the Notes and has taken all corporate action to authorize the execution, delivery and performance of the Credit Agreement and the Notes.

                 3. No regulatory consent, authorization, approval or filing is required to be obtained or made by the Company under the Federal laws of the United States, the laws of the State of New York or the General Corporation Law of the State of Delaware for the execution, delivery and performance of the Credit Agreement and the Notes.

                 4. The Credit Agreement, the Revolving Credit Notes and the Competitive Loan Notes delivered on the date hereof have been duly executed and delivered by the Company and constitute valid and legally binding obligations of the Company enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                 5. The execution, delivery and performance by the Company of the Credit Agreement and the Notes will not (a) violate the Certificate of Incorporation or By-Laws of the Company, (b) result in a default under or breach of any indenture, loan agreement or other similar agreement or instrument known to us to be binding upon the Company, (c) violate any Federal law of the United States, any law of the State of New York or Delaware (in the case of the State of Delaware, solely in respect of its General Corporation
Law), or any rule or regulation adopted by a Governmental Authority thereof, or
(d) result in, or require the creation or imposition of, any Lien on any properties or revenues of the Company pursuant to any of the foregoing; provided, however, that for purposes of this paragraph 5, we express no opinion with respect to Federal or state securities laws, other anti-fraud laws and fraudulent transfer laws; and provided, further, that insofar as performance by the Company of its obligations under the Credit Agreement and the Notes is concerned, we express no opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights.

                 6. Assuming the proceeds of the Loans are used solely for the purposes set forth in the Credit Agreement, such Loans will not violate the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                 7. The Company is not an "investment company" as that term is defined in the Investment Company Act of 1940.

                 The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

                 We express no opinion as to the validity, binding effect or enforceability of any provision in the Credit Agreement which purports to (i) provide indemnification of any person for any claims, damages, liabilities or expenses resulting from violation by such person of applicable securities laws,
(ii) grant any Lender rights of setoff other than as provided in Section 151 of the Debtor & Creditor Law of the State of New York or (iii) preserve or maintain the enforceability of the Credit Agreement where one or more provisions contained therein is determined to be invalid, illegal or unenforceable.

                 With your approval, we have also relied as to certain matters on information obtained from public officials, officers of the Company or other sources believed by us to be responsible and we have assumed that the Credit Agreement has been duly authorized, executed and delivered by the parties thereto other than the Company and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

                                        Very truly yours,

                                        SULLIVAN & CROMWELL

                                                                    EXHIBIT H TO
                                                                CREDIT AGREEMENT

                       FORM OF GENERAL COUNSEL'S OPINION



                                        January 31, 1996



To the Lenders and the
  Administrative Agent
Referred to Below


Dear Sirs:

                 I am General Counsel of Panhandle Eastern Corporation, a Delaware corporation, doing business as PanEnergy Corp (the "Company"), and am familiar with the Credit Agreement (Five Year Facility), dated as of January 31, 1996 (the "Credit Agreement"), among the Company, the several financial institutions party thereto (the "Lenders") and Chemical Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). All capitalized terms used herein which are not otherwise defined are used herein with the meanings assigned to such terms in the opinion of Sullivan & Cromwell delivered to you on the date hereof in connection with the Credit Agreement.

                 As General Counsel of the Company, I am generally familiar with the organization and affairs of the Company. Lawyers in the Legal Department of the Company have been asked, by me or others, to review legal matters arising in connection with the Credit Agreement. Accordingly some of the matters referred to herein have not been handled personally by me, but I have been made familiar with the facts and circumstances and the applicable law, and the opinions herein expressed are my own or the opinions of other lawyers in which I concur. In rendering the opinions expressed herein, I or lawyers in the Legal Department of the Company have examined such corporate records, certificates and other documents and such questions of law as were considered necessary or appropriate for the purposes hereof.

                 Based upon the foregoing, I am of the opinion that:

                 1. The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where it is required to be so qualified, except where any failure to be so qualified and in good standing would not have a material adverse effect on the business of the Company and its Subsidiaries taken as a whole.

                 2. Except as set forth in the SEC Reports, no litigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best of my knowledge, threatened by or against the Company or any of its Subsidiaries or against any of their respective properties or revenues which would have a material adverse effect on the business of the Company and its Subsidiaries taken as a whole.

                 3. The execution, delivery and performance by the Company of the Credit Agreement and the Notes will not violate any contract known to me to be binding upon the Company, except for such violations which would not have a material adverse effect on the business of the Company and its Subsidiaries taken as a whole and will not result in or require the creation or imposition of any Lien on any of its properties or revenues pursuant to any such contract.

                 With your approval, I have relied as to certain matters on information obtained from public officials, officers of the Company, opinions of local counsel or other sources believed by me to be responsible and I have assumed that the signatures on all documents examined by me are genuine, assumptions which I have not independently verified.

                 This opinion is solely for your benefit and the benefit of your respective assignees and transferees permitted under the Credit Agreement and the benefit of special counsel to the Administrative Agent and the benefit of the Company's special counsel and may not be relied upon in any matter by any other person without my written consent.

                                        Very truly yours,

                                                                    EXHIBIT I TO
                                                                CREDIT AGREEMENT

                     FORM OF COMMITMENT TRANSFER SUPPLEMENT


         COMMITMENT TRANSFER SUPPLEMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among the Transferor Lender set forth in Item 2 of
Schedule I hereto (the "Transferor Lender"), each Purchasing Lender set forth in Item 3 of Schedule I hereto (each, a "Purchasing Lender"), and CHEMICAL BANK, as administrative agent for the Lenders under the Credit Agreement described below (in such capacity, the "Administrative Agent").


                              W I T N E S S E T H:


         WHEREAS, this Commitment Transfer Supplement is being executed and delivered in accordance with subsection 10.8 of the Credit Agreement (Five Year Facility), dated as of January 31, 1996, among Panhandle Eastern Corporation, a Delaware corporation, doing business as PanEnergy Corp (the "Borrower"), the Transferor Lender, the other Lenders parties thereto and the Administrative Agent (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "Credit Agreement"; terms defined therein being used herein as therein defined);

         WHEREAS, each Purchasing Lender (if it is not already a Lender party to the Credit Agreement) wishes to become a Lender party to the Credit Agreement; and

         WHEREAS, the Transferor Lender is selling and assigning to each Purchasing Lender, rights, obligations and commitments under the Credit Agreement;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Upon receipt by the Administrative Agent of five counterparts of this Commitment Transfer Supplement, to each of which is attached a fully completed Schedule I and Schedule II, and each of which has been executed by the Transferor Lender, each Purchasing Lender (and any other person required by the Credit Agreement to execute this Commitment Transfer Supplement), the Administrative Agent will transmit to the Borrower, the Transferor Lender and each Purchasing Lender a Transfer Effective Notice, substantially in the form of Schedule III to this Commitment Transfer Supplement (a "Transfer Effective Notice"). Such Transfer Effective Notice shall set forth, inter alia, the date on which the transfer effected by this Commitment Transfer Supplement shall become effective (the "Transfer Effective Date"), which date shall be the fifth Business Day following the date of such Transfer Effective Notice. From and after the Transfer Effective Date each Purchasing Lender shall be a Lender party to the Credit Agreement for all purposes thereof.

         2. At or before 12:00 Noon, local time of the Transferor Lender, on the Transfer Effective Date, each Purchasing Lender shall pay to the Transferor Lender, in immediately available funds, an amount equal to the purchase price, as agreed between the Transferor Lender and such Purchasing Lender (the "Purchase Price"), of the portion being purchased by such Purchasing Lender (such Purchasing Lender's "Purchased Percentage") of the outstanding principal amount of the Loans, the Letter of Credit Obligations, the L/C Participating Interests and other amounts owing to the

Transferor Lender under the Credit Agreement and its Notes. Effective upon receipt by the Transferor Lender of the Purchase Price from a Purchasing Lender, without recourse, representation or warranty, each Purchasing Lender hereby irrevocably purchases, takes and assumes from the Transferor Lender, such Purchasing Lender's Purchased Percentage of the Commitments, the L/C Participating Interests, the obligation to purchase L/C Participating Interests and the presently outstanding Loans and other amounts owing to the Transferor Lender under the Credit Agreement and its Notes together with all instruments, documents and collateral security pertaining thereto; provided that such Participating Lender's interest in any Letter of Credit outstanding on the Transfer Effective Date shall be as set forth in subsection 2.7 of the Credit Agreement.

         3. The Transferor Lender has made arrangements with each Purchasing Lender with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by the Transferor Lender to such Purchasing Lender of any fees heretofore received by the Transferor Lender pursuant to the Credit Agreement prior to the Transfer Effective Date and (ii) the portion, if any, to be paid and the date or dates for payment, by such Purchasing Lender to the Transferor Lender of fees or interest received by such Purchasing Lender pursuant to the Credit Agreement and from and after the Transfer Effective Date.

         4. (a) All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Transferor Lender pursuant to the Credit Agreement and its Notes shall, instead, be payable to or for the account of the Transferor Lender or the Purchasing Lender, as the case may be, in accordance with their respective interest as reflected in this Commitment Transfer Supplement.

              (b) All interest, fees and other amounts that would otherwise accrue for the account of the Transferor Lender from and after the Transfer Effective Date pursuant to the Credit Agreement and its Notes shall, instead, accrue for the account of, and be payable to, the Transferor Lender and the Purchasing Lenders, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement. In the event that any amount of interest, fees or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by the Purchasing Lender, the Transferor Lender and each Purchasing Lender will make appropriate arrangements for payment by the Transferor Lender to such Purchasing Lender of such amount upon receipt thereof from the Borrower.

         5. On or prior to the Transfer Effective Date, the Transferor Lender will deliver to the Administrative Agent its Notes. On or prior to the Transfer Effective Date, the Borrower will deliver to the Administrative Agent new Notes for each Purchasing Lender and the Transferor Lender, in each case in principal amounts reflecting, in accordance with the Credit Agreement, the principal amount of any Competitive Loans being transferred and their respective Commitments (as adjusted pursuant to this Commitment Transfer Supplement). As provided in subsection 10.8 of the Credit Agreement, each such new Note shall be dated the Effective Date. In addition, on or prior to the Transfer Effective Date, the Transferor Lender will deliver to the Administrative Agent any Letter of Credit Participation Certificates issued by an Issuing Lender to the Transferor Lender. On or prior to the Transfer Effective Date, if applicable, each Issuing Lender shall deliver to the Administrative Agent for each Purchasing Lender and the Transferor Lender new Letter of Credit Participation Certificates, in each case in amounts reflecting, in accordance with the Credit Agreement, their respective Commitments (as adjusted pursuant to this Commitment Transfer Supplement). Promptly after the Transfer Effective Date, the Administrative Agent will send to each of the Transferor Lender and the Purchasing Lenders its new Notes and new Letter of Credit Participation Certificates and will send to the Borrower the superseded Notes of the Transferor Lender, marked "Cancelled".

         6. Concurrently with the execution and delivery hereof, the Transferor Lender will provide to each Purchasing Lender (if it is not already a Lender party to the Credit Agreement) copies of all documents delivered to such Transferor Lender on the Effective Date in satisfaction of the conditions precedent set forth in the Credit Agreement.

         7. Each of the parties to this Commitment Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Commitment Transfer Supplement.

         8. By executing and delivering this Commitment Transfer Supplement, the Transferor Lender and each Purchasing Lender confirm to and agree with each other and the Administrative Agent and the Lenders as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, the Notes, the Letters of Credit or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Notes, the Letters of Credit or any other instrument or document furnished pursuant thereto; (ii) the Transferor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of their respective obligations under the Credit Agreement, the Notes, the Letters of Credit or any other instrument or document furnished pursuant thereto; (iii) each Purchasing Lender confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in subsection 5.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement; (iv) each Purchasing Lender will, independently and without reliance upon the Administrative Agent, the Transferor Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (v) each Purchasing Lender appoints and authorizes the Administrative Agent and any Issuing Lender to take such action as agent and issuing lender on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent and Issuing Lenders by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with
Section 9 of the Credit Agreement; and (vi) each Purchasing Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

         9. Each party hereto represents and warrants to and agrees with the Administrative Agent that it is aware of and will comply with the provisions of subsections 10.10(e) and (f) of the Credit Agreement.

         10. Schedule II hereto sets forth the revised Commitments and Commitment Percentages of the Transferor Lender and each Purchasing Lender as well as administrative information with respect to each Purchasing Lender.

         11. THIS COMMITMENT TRANSFER SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

                                                             SCHEDULE I
                                                                to
                                                  Commitment Transfer Supplement

                    COMPLETION OF INFORMATION AND SIGNATURES
                       FOR COMMITMENT TRANSFER SUPPLEMENT


         Re: Credit Agreement (Five Year Facility), dated as of January 31, 1996, with Panhandle Eastern Corporation, doing business as PanEnergy Corp, as Borrower

 Item 1       (Date of Commitment Transfer               [Insert date of Commitment Transfer
              Supplement):                               Supplement]

 Item 2       (Transferor Lender):                       [Insert name of Transferor Lender]

 Item 3       (Purchasing Lender[s]):                    [Insert name[s] of Purchasing Lender[s]]

 Item 4       (Signatures of Parties to Commitment
              Transfer Supplement):

                                                               , as
                             Transferor Lender



                             By
                               ----------------------------------------
                                      Title:

                                                               , as a
                             Purchasing Lender



                             By
                               ----------------------------------------
                                      Title:

                                                               , as a
                             Purchasing Lender



                             By
                               ----------------------------------------
                                      Title:

Consented to and Acknowledged:

PANHANDLE EASTERN CORPORATION,
doing business as PANENERGY CORP



By
  -------------------------------------
         Title:

CHEMICAL BANK, As Administrative Agent



By
  -------------------------------------
         Title:

[Consents Required only when
Purchasing Lender is not already
a Lender or Affiliate thereof]

Accepted for Recordation
  in Register:

CHEMICAL BANK, as Administrative Agent



By
  -------------------------------------
         Title:

Acknowledged:

[Acknowledgement from Issuing Lender (other than Chemical Bank) required if such Issuing Lender has outstanding Letter of Credit Participation Certificates]



By
  -------------------------------------
         Title:

                                                             SCHEDULE II
                                                                 to
                                                  Commitment Transfer Supplement

                        LIST OF LENDING OFFICES, ADDRESS
                       FOR NOTICES AND COMMITMENT AMOUNTS


[Name of Transferor Lender]                Revised Commitment Amount:        $___________

                                           Revised Commitment Percentage:     ___________

[Name of Purchasing Lender]                New Commitment Amount:            $___________

                                           New Commitment Percentage:         ___________


Address for Notices:

[Address]
Attention:
Telex:
Answerback:
Telephone:
Telecopier:
Confirmation:



Eurodollar Lending Office:

-----------------------------------

-----------------------------------

-----------------------------------


Domestic Lending Office:

-----------------------------------

-----------------------------------

-----------------------------------

                                                            SCHEDULE III
                                                                to
                                                  Commitment Transfer Supplement

                       Form of Transfer Effective Notice


To:      Panhandle Eastern Corporation,
         doing business as PanEnergy Corp
         Insert Name of Transferor Lender and
          each Purchasing Lender

         The undersigned, as Administrative Agent [delegate of the Administrative Agent performing administrative functions of the Administrative Agent] under the Credit Agreement (Five Year Facility), dated as of January 31, 1996, among Panhandle Eastern Corporation, a Delaware corporation, doing business as PanEnergy Corp, the Lenders parties thereto and Chemical Bank, as Administrative Agent, acknowledges receipt of five executed counterparts of a completed Commitment Transfer Supplement, as described in Schedule I hereto. [Note: attach copy of Schedule I from Commitment Transfer Supplement.] Terms defined in such Commitment Transfer Supplement are used herein as therein defined.

         1. Pursuant to such Commitment Transfer Supplement, you are advised that the Transfer Effective Date will be ________________ [insert fifth Business Day following date of Transfer Effective Notice].

         2. Pursuant to such Commitment Transfer Supplement, the Transferor Lender is required to deliver to the Administrative Agent on or before the Transfer Effective Date its Notes and to each Issuing Lender any applicable Letter of Credit Participation Certificates.

         3. Pursuant to such Commitment Transfer Supplement, the Company is required to deliver to the Administrative Agent on or before the Transfer Effective Date the following Notes dated ____________________.

         [Describe each new Note for Transferor Lender and Purchasing Lender as to principal amount and payee]

         4. Pursuant to such Commitment Transfer Supplement, each Issuing Lender listed below is required to deliver to the Administrative Agent on or before the Transfer Effective Date the following Letter of Credit Participation
Certificates:

         5. Pursuant to such Commitment Transfer Supplement, each Purchasing Lender is required to pay its Purchase Price to the Transferor Lender at or before 12:00 noon on the Transfer Effective Date in immediately available funds.

                                             Very truly yours,

                                             CHEMICAL BANK


                                             By:
                                                 -------------------------------
                                                 Title: